                                                                   EXHIBIT 10.11

[CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS OF THIS
AGREEMENT HAVE BEEN MARKED CONFIDENTIAL AND HAVE BEEN
SEPARATELY FILED WITH THE COMMISSION]

================================================================================





                                MASTER AGREEMENT


                                     between


                          BECTON, DICKINSON AND COMPANY


                                       and


                                  NANOGEN, INC.


                            ------------------------


                           Dated as of October 1, 1997


                            ------------------------




================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I THE PARTNERSHIP......................................................3
        1.1    Exclusive Arrangement...........................................3
        1.2    Purpose.........................................................3
        1.3    Partnership Agreement...........................................4

ARTICLE II ANCILLARY AGREEMENTS................................................4
        2.1    Collaborative Research and Development and License Agreement....4
        2.2    Administrative Services.........................................4
        2.3    Future Agreements...............................................5
        2.4    Cooperation................................................... 11
        2.5    Access to Facilities.......................................... 11
        2.6    Right of First Offer.......................................... 11
        2.7    SDA License Outside the Field................................. 13
        2.8    Letter of Intent.............................................. 13
        2.9    Confirmation Under Stock Purchase Agreement................... 13

ARTICLE III REPRESENTATIONS AND WARRANTIES; COVENANTS........................ 14
        3.1    Representations and Warranties of Becton...................... 14
        3.2    Representations and Warranties of Nanogen..................... 15
        3.3    Covenants of Becton and Nanogen............................... 17

ARTICLE IV EFFECTIVE DATE AND DELIVERIES..................................... 18

ARTICLE V DISPUTE RESOLUTION................................................. 18
        5.1    Dispute Resolution............................................ 18
        5.2    Non-binding Mediation......................................... 19
        5.3    Statutes of Limitations....................................... 20
        5.4    Equitable Relief.............................................. 20
        5.5    Expenses of Consultation and Mediation........................ 20

ARTICLE VI TERMINATION....................................................... 21

ARTICLE VII MISCELLANEOUS PROVISIONS......................................... 21
        7.1    Brokers' and Finders' Fees.................................... 21
        7.2    Expenses...................................................... 21
        7.3    Further Assurances............................................ 21
        7.4    Entire Agreement.............................................. 22
        7.5    Assignment and Binding Effect................................. 22
        7.6    Written Amendment; Waiver..................................... 23
        7.7    Notices....................................................... 23
        7.8    Governing Law; Construction................................... 24
        7.9    No Benefit to Others.......................................... 25

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



        7.10   Counterparts.................................................. 25
        7.11   Severability.................................................. 25
        7.12   Relationship of the Parties................................... 25
        7.13   Publicity..................................................... 25


EXHIBITS

        A -    General Partnership Agreement

        B -    Collaborative Research and Development and License Agreement

        C -    Administrative Services Agreements

        D -    SDA License Agreement

        E -    Letter of Intent

        F -    Officer's Certificate

        G -    CPR Procedures



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



        THIS MASTER AGREEMENT (the "Agreement") is made as of the 1st day of October, 1997 by and between BECTON, DICKINSON AND COMPANY, a New Jersey corporation ("Becton"), and NANOGEN, INC., a California corporation ("Nanogen"), with reference to the following background:

        A. Nanogen has developed certain technology related to electronically addressable microchip oligonucleotide arrays ("Arrays").

        B. Becton has developed certain technology related to methods for creating multiple copies of an oligonucleotide sequence known as Strand Displacement Amplification ("SDA").

        C. On May 5, 1997 Becton and Nanogen entered into (i) a Series D Preferred Stock Purchase Agreement (the "Stock Purchase Agreement") pursuant to which Becton acquired an equity interest in Nanogen and agreed to purchase additional shares of stock of Nanogen upon the occurrence of certain events. In addition, as of May 5, 1997, Becton and Nanogen entered into a Collaborative Research and Development Agreement (the "Prior R&D Agreement") to perform research and development activities with the objective of producing instrument/reagent systems which utilize Arrays ("Products").

        D. Becton and Nanogen now desire to form through special purpose entities a partnership to be named The Nanogen/Becton Dickinson Partnership (the "Partnership") having the business of developing and commercializing worldwide the Products and such other products as Becton and Nanogen shall agree. The Partnership's activities with respect to Products shall be limited to the "Field," which shall mean in vitro nucleic acid-based diagnostic and monitoring technology involving tests utilizing Arrays for the detection, identification and/or determination of susceptibility/resistance of microbial agents (i.e.,

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



bacteria, viruses, fungi and parasites), excluding, however, ***.
Notwithstanding the foregoing, the Field shall include *** for a period which concludes on that date which is *** following the date of this Agreement or *** following the first commercial introduction of a Product in the Field, whichever shall first occur.

        The Partnership, its Partners and their respective Affiliates will: conduct research and development with respect to the Products solely in the Field and any other products agreed to by Becton and Nanogen; obtain the necessary notifications and applications, and amendments and/or supplements thereto, as required by the Federal Food, Drug and Cosmetic Act, the Public Health Service Act and the regulations of the U.S. Food and Drug Administration ("FDA") and comparable foreign regulatory authorities with respect to the Products solely in the Field and any such other products; manufacture the Products solely in the Field and any such other products after acquisition of the appropriate approvals and licenses from the FDA and comparable foreign regulatory authorities, to the extent so required; market and sell the Products solely in the Field and any such other products worldwide and (5) do any and all things related or incidental thereto. "Partnership Business" shall mean collectively the foregoing activities and functions to be performed by the Partnership, its Partners and their respective Affiliates. "Affiliates" as used herein shall mean any corporation or other business entity controlled by or in common control of a party. "Control" as used herein means the ownership directly or indirectly of fifty percent (50%) or more of the voting stock of a corporation or fifty percent (50%) or greater interest in the income of such corporation or other business entity or the ability otherwise of a party to secure that the affairs of such corporation or other business entity are managed in accordance with its wishes.

***CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

        NOW, THEREFORE, in consideration of the respective covenants, representations and warranties herein contained, and intending to be legally bound, the parties agree as follows:

                                    ARTICLE I
                                 THE PARTNERSHIP

        1.1 Exclusive Arrangement. The parties shall cause the Partnership to be formed by their special purpose entities under the laws of the State of Delaware, of which Becton Dickinson Venture LLC, a Delaware limited liability company directly wholly-owned by Becton (the "Becton Partner") and NanoVenture LLC, a Delaware limited liability company directly wholly-owned by Nanogen (the "Nanogen Partner"), shall be the general partners (collectively, the "Partners"). The Partnership Business shall be carried on exclusively by the Partnership, its Partners and their respective Affiliates. Nothing in this Agreement or in any Exhibit to this Agreement is intended to create, or may be construed to create, except as specifically set forth herein or in any agreement specifically referred to herein, any legal or business relationship between Becton and Nanogen, including, without limitation, the relationship of principal and agent or partner, the existence of which is hereby expressly denied by each party.

        1.2 Purpose. The purpose of the Partnership shall be to conduct the Partnership Business.

        1.3 Partnership Agreement. Concurrently with the execution of this Agreement, the Partners shall enter into a General Partnership Agreement in the form attached hereto as Exhibit A (the "Partnership Agreement").

                                   ARTICLE II
                              ANCILLARY AGREEMENTS

        2.1 Collaborative Research and Development and License Agreement. Concurrently with the execution of this Agreement, the Partnership shall enter into a Collaborative Research and Development and License Agreement with Becton and Nanogen in the form attached hereto as Exhibit B (the "Research and Development Agreement") to employ Becton and Nanogen to conduct continuing research and development activities with respect to the Products in the Field. Neither Becton nor Nanogen has entered into any outstanding options, licenses or agreements of any kind relating to the Products in the Field other than as otherwise specified in the Research and Development Agreement.

        2.2 Administrative Services. Concurrently with the execution of this Agreement, the Partnership shall enter into an Administrative Services Agreement in the form attached hereto as Exhibit C (the "Administrative Services Agreement") with Becton. Becton and Nanogen recognize that the Partnership may in the future require additional administrative services and that, subject to the terms of the Partnership Agreement, the Partnership shall enter into additional agreements in substantially the form attached as Exhibit C with Becton and/or Nanogen to provide such services, shall contract with third parties for such services or shall undertake to provide those services itself.


        2.3 Future Agreements. Becton and Nanogen recognize that, dependent upon the results of activities conducted under the Research and Development Agreement and other factors, the Partnership, Becton and Nanogen will in the future enter into one or more license agreements, manufacturing/supply agreements and sales, marketing and distribution agreements in furtherance of the Partnership Business. Becton and Nanogen have agreed on the basic terms of certain of those agreements (the "Basic Terms"), and each of Becton and Nanogen covenants that it will, and each of Becton and Nanogen covenants that it will cause the Partnership to, negotiate in good faith definitive versions of such agreements that reflect the Basic Terms, in no event later than the date which the Partnership Management Committee (as defined in the Partnership Agreement) determines is sufficiently in advance of the commencement of the marketing and manufacturing of Products in the Field. Such agreements and their Basic Terms are as follows:

        (a) License Agreements. The Partnership shall enter into separate License Agreements with each of Becton and Nanogen (each, a "License Agreement" and collectively, the "License Agreements"). The License Agreements shall provide for the following:

               (i) The Partnership will license to Nanogen or an Affiliate of Nanogen all intellectual property rights within the Field necessary for Nanogen or any such Nanogen Affiliate to manufacture SDA reagents, other reagents, chips/devices, cartridges and probes (collectively the "Components") for sale to Becton under the Manufacturing and Supply Agreements (as described below). The Partnership will license to Becton or an Affiliate of Becton all intellectual property rights within the Field necessary for Becton or any such Becton Affiliate to (A) manufacture instruments ("Instruments") to be used with the Components to be supplied to Becton by Nanogen under the Manufacturing and Supply Agreements, (B) sell such Components and sell or provide for the use of Instruments to third parties in the United States, and (C) to sell such Components and sell or provide for the use of Instruments to foreign Affiliates of Becton for sale of such Components and sale or the provision of the use of such Instruments by such Becton foreign Affiliates to third parties in markets outside of the United States. The royalties payable by Nanogen or its Affiliate and Becton or its Affiliate to the Partnership under their respective License Agreements shall be determined on an arm's length basis.

               (ii) In order to support the commencement of and successful manufacturing of the Components and the Instruments for each fiscal year of the Partnership ("Partnership Fiscal Year"), the Partnership will pay to each party and/or such Affiliates of such party as such party directs as promptly as possible after the end of each Partnership Fiscal Year a manufacturing start-up allowance equal to the amount expended by such party and/or its Affiliates pursuant to the budget agreed to in accordance with Section 7.2(1) of the Partnership Agreement for such Partnership Fiscal Year for Component manufacturing start-up ("Component Manufacturing Start-Up Allowance") and Instrument manufacturing start-up ("Instrument Manufacturing Start-Up Allowance").

               (iii) In order to support the commencement of successful marketing, sale and distribution of the Components and sale or provision of the use of Instruments, for each Partnership Fiscal Year the Partnership will pay to Becton and/or such Affiliates of Becton as Becton directs as promptly as possible after the end of each Partnership Fiscal Year a promotional and marketing allowance equal to the amount expended by Becton and/or its

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



        Affiliates pursuant to the budget agreed to in accordance with section 7.2(1) of the Partnership Agreement for such Partnership Fiscal Year for marketing, selling and distributing Components and Instruments and the costs of providing for the use of Instruments ("Marketing Allowance").

               (iv) The allowances provided for in Sections 2.3(a)(ii) and (iii) shall be paid by the Partnership for each Partnership Fiscal Year unless the Partnership Business generates Net Cash Flow for such Partnership Fiscal Year. Notwithstanding the foregoing provisions of this Section 2.3(a)(iv), the Partnership shall in all events pay the following minimum allowances to Becton which Becton and/or its Affiliates shall expend on the promotion, marketing, sale and distribution of Components and sale or provision of the use of Instruments on behalf of the Partnership's Business: (x) *** for the Partnership's first amplified Product in the Field, (y) *** for the Partnership's first non-amplified Product in the Field and (z) *** for the Partnership's first Product for testing antibiotic resistance in the Field. For purposes of this Section 2.3(a)(iv), "Net Cash Flow" for a Partnership Fiscal Year shall mean the excess, if any, of (A) total cash receipts of the Partnership Business for such Partnership Fiscal Year, exclusive of contributions made to the Partnership in such Partnership Fiscal Year, over (B) total cash disbursements of the Partnership Business for such Partnership Fiscal Year, exclusive of the sum of any Component Manufacturing Start-Up Allowance, Instrument Manufacturing Start-Up Allowance and Marketing Allowance paid by the Partnership in such Partnership Fiscal Year.



***CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

        (b) Funding of Allowances.

               (i) The Becton Partner shall contribute to the Partnership as provided in Section 8.1(a)(v) of the Partnership Agreement to fund the Instrument Manufacturing Start-Up Allowance, and the Nanogen Partner shall contribute to the Partnership as provided in Section 8.1(b)(v) of the Partnership Agreement to fund the Component Manufacturing Start-Up Allowance, to be paid to Becton or Nanogen, as the case may be, by the Partnership pursuant to the applicable License Agreement. Such contributions shall be consistent with each such allowance.

               (ii) The Becton Partner shall contribute to the Partnership as provided in Section 8.1(a)(v) of the Partnership Agreement to fund the promotional and marketing allowance to be paid to Becton by the Partnership pursuant to the License Agreement between the Partnership and Becton. Such contributions by the Becton Partner shall be consistent with the Marketing Allowance and in all events shall be in the following minimum amounts: (x) *** for the Partnership's first amplified Product in the Field, (y) *** for the Partnership's first non-amplified Product in the Field and (z) *** for the Partnership's first Product for testing antibiotic resistance in the Field.

        (c) Manufacturing and Supply Agreements. Nanogen and Becton shall enter into Manufacturing and Supply Agreements for, respectively, the United States and outside of the United States (collectively, the "Manufacturing and Supply Agreements"). The Manufacturing and Supply Agreements shall provide for the following:



***CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

               (i) Nanogen shall supply Components to Becton for sale by Becton to third parties in the United States, and for sale by Becton to its Affiliates for sale to third parties outside the United States. The prices at which, or procedures for determining the prices at which, Components are to be supplied to Becton under the Manufacturing and Supply Agreement for the United States shall be established in said Manufacturing and Supply Agreement in such manner that as a result of such pricing, the applicable Profit or Loss (as defined in Section 2.3(c)(ii)) relating to the United States market is shared *** by Nanogen and *** by Becton. In the case of the sale of Components and the sale or provision of use of Instruments by Becton Affiliates outside the United States, the Profit or Loss relating to foreign markets also shall be shared *** by Nanogen and *** by Becton, and such sharing shall be achieved by (A) the pricing of Components to Becton under the Manufacturing and Supply Agreement for outside the United States, (B) special allocations of Partnership profit, loss, distributions and contributions or (C) combinations of such pricing and Partnership allocations, as agreed by Becton and Nanogen as part of the negotiation of such Manufacturing and Supply Agreement. Becton shall consult in good faith with Nanogen regarding the prices and amounts of any royalties to be charged by Becton to its Affiliates for sales of Components and sale or provision of the use of Instruments *** and the terms of any sales and any license agreements between Becton and its Affiliates relating to such sales of Components or sale or provision of the use of such Instruments; provided,


***CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

        however, that ***, under the Manufacturing and Supply Agreement for ***, to determine such prices, royalties and terms.

               (ii) Under the Manufacturing and Supply Agreements, the applicable Profit or Loss shall be computed quarterly and any adjustments to such prices needed to, and payments to be made to, achieve such sharing of such quarterly applicable Profit or Loss shall be made promptly after the end of each such fiscal quarter. The Manufacturing and Supply Agreements each shall define the applicable "Profit or Loss" in detail and in a manner consistent with the general principle that applicable Profit or Loss in each case shall be the sum of (A) the pre-tax net profit earned or loss incurred by Nanogen on the manufacture and sale of Components to Becton under the applicable Manufacturing and Supply Agreement, determined after deduction of royalties payable by Nanogen or its Affiliates under its License Agreement, (B) the pre-tax net profit earned or loss incurred by Becton on the manufacture of Instruments and the sale or provision of the use of Instruments and the sale of Components to third parties in the United States and to Becton's foreign Affiliates for markets outside the United States, determined after deduction of royalties payable by Becton or its Affiliates under its License Agreement; and (C) only in the case of sales of Components and sale or provision of use of Instruments by Becton Affiliates outside the United States to third parties outside the United States, the pre-tax net profit earned or loss incurred by such Becton foreign Affiliates on such sale or provision of the use of Instruments and such sale of Components, determined


***CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

        after deduction of any royalties payable by any such Becton Affiliates in connection therewith.

        (d) Scope of Activities. The activities of Becton, Nanogen and their respective Affiliates pursuant to the Manufacturing and Supply Agreements described in this Section 2.3 shall be undertaken exclusively within the Field.

        2.4 Cooperation. Subject to the terms of the Partnership Agreement, Becton and Nanogen agree to cause the Becton Partner and the Nanogen Partner, respectively, to do, all other reasonable acts or things helpful, necessary or appropriate to maximize the success of the Partnership Business through the development and commercial exploitation of Products and any other products agreed to by Becton and Nanogen.

        2.5 Access to Facilities. Each of Becton and Nanogen shall be granted the right, upon reasonable prior notice, to visit the other party's facilities twice each year during the term of the Partnership for orientation on all research and development and manufacturing and marketing activities.

        2.6    Right of First Offer.

               (a) Nanogen hereby grants to the Becton Partner, acting on behalf of and for the benefit of the Partnership, rights of first offer to negotiate licenses to the Partnership in the following fields:

                      (i)    ***

                      (ii)   ***

        Upon agreement regarding license terms for one or both of the foregoing fields, an appropriate change to the definition of "Field" in this Agreement, the Partnership Agreement and the Research and Development Agreement and appropriate amendments to incorporate agreed upon license terms shall be made.

        (b) The Becton Partner's rights of first offer on behalf of the Partnership shall be governed by the following procedures.

               (i) If during the term of this Agreement Nanogen determines to offer unrelated third parties a license in either field described in subparagraph (a) on commercially reasonable terms, Nanogen shall first, prior to taking any other action with respect to any such third parties, notify the Becton Partner in writing of its intention to license same. Such written notice shall include a reasonably detailed description of the proposed field and the material terms and conditions of such license, including proposed royalty rates and other financial and commercial terms. Within *** following the Becton Partner's receipt of such notice, the Becton Partner shall give written notice to Nanogen of its intention to negotiate such a license on behalf of the Partnership (the "Notice of Intention"), provided, however, that the Becton Partner shall not be entitled to negotiate a license for the field of *** unless Becton or one of its at least 50 percent-owned affiliates is



***CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

then engaged in that business with annual sales revenues in the relevant field equal to at least ***.

               (ii) Following Nanogen's receipt of such a Notice of Intention from the Becton Partner, the parties shall negotiate in good faith to conclude a definitive license agreement between the Partnership and Nanogen with respect to such field. The Becton Partner's negotiating rights with Nanogen shall be exclusive for a period of ***, subject to earlier termination in the Becton Partner's discretion.

               (iii) If the parties are unable to negotiate a license during the exclusive negotiating period, thereafter Nanogen in its discretion may negotiate a license in such field with a third party on terms no less favorable to Nanogen than those last offered to the Becton Partner on behalf of the Partnership.

        2.7 SDA License Outside the Field. Concurrently with the execution of this Agreement, Becton and Nanogen shall enter into the SDA License Agreement in the form attached hereto as Exhibit D (the "SDA License Agreement").

        2.8 Letter of Intent. Concurrently with the execution of this Agreement, Becton and Nanogen shall enter into a letter of intent in the form attached hereto as Exhibit E (the "Letter of Intent") relating to the acquisition by the Partnership of the assets of *** and of certain intellectual property rights of ***, and related transactions between Becton, Nanogen and the Partnership.

        2.9 Confirmation Under Stock Purchase Agreement. Becton and Nanogen hereby agree and confirm that the Partnership Agreement constitutes a "partnership or joint venture agreement" as contemplated by the second sentence of Section 1.3a of the Stock Purchase Agreement which shall remain in full force and effect.


***CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.



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




                                         ARTICLE III
                          REPRESENTATIONS AND WARRANTIES; COVENANTS

        3.1 Representations and Warranties of Becton. Becton represents and warrants as of the Effective Date that:

        (a) Organization, Power and Standing. Becton is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, and the Becton Partner is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Becton has all necessary corporate power and authority, and the Becton Partner has all necessary power and authority, to own their respective properties and to carry on their respective business as now owned and operated by them.

        (b) Authority. Becton has full corporate power and authority to execute and deliver this Agreement and the Research and Development Agreement, the Administrative Services Agreement, the SDA License Agreement and the Letter of Intent (collectively, the "Becton Ancillary Agreements") and to consummate and perform the transactions contemplated hereby and thereby. The Becton Partner has full power and authority to execute and deliver the Partnership Agreement and to consummate and perform the transactions contemplated thereby. The execution and delivery of this Agreement and the Becton Ancillary Agreements by Becton and the consummation and performance by Becton of the transactions contemplated hereby and thereby have been, and the execution and delivery of the Partnership Agreement by the Becton Partner and the consummation and performance by the Becton Partner of the transactions contemplated thereby have been, duly and validly authorized by all necessary corporate or limited liability company proceedings,





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



as applicable; and this Agreement, the Becton Ancillary Agreements and the Partnership Agreement shall, when executed and delivered on behalf of Becton and the Becton Partner, as applicable, constitute the valid obligations of Becton and the Becton Partner, as applicable, and be legally binding upon them in accordance with their respective terms.

        (c) Compliance. No approval or consent of any federal, state, county, local or other governmental agency or body is required in connection with the execution, delivery, consummation and performance by Becton of this Agreement or the Becton Ancillary Agreements or by the Becton Partner of the Partnership Agreement. The execution, delivery, consummation and performance by Becton of this Agreement and the Becton Ancillary Agreements, and the execution, delivery, consummation and performance by the Becton Partner of the Partnership Agreement, will not conflict with or result in the breach or violation of any term or provision of, or constitute a default under, the Certificate of Incorporation or By-Laws of Becton or the operating agreement of the Becton Partner, respectively, and will not conflict with or result in the breach or violation of any material term or provision of, or constitute a material default under, any statute, indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which Becton or the Becton Partner is a party or by which Becton or the Becton Partner is bound, or any law, order, writ, injunction, decree, rule or regulation of any court or any governmental agency or body.

        3.2 Representations and Warranties of Nanogen. Nanogen represents and warrants as of the Effective Date that:

        (a) Organization, Power and Standing. Nanogen is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and the

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



Nanogen Partner is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Nanogen has all necessary corporate power and authority, and the Nanogen Partner has all necessary power and authority, to own their respective properties and to carry on their respective business as now owned and operated by them.

        (b) Authority. Nanogen has full corporate power and authority to execute and deliver this Agreement and the Research and Development Agreement, the SDA License Agreement and the Letter of Intent (collectively, the "Nanogen Ancillary Agreements") and to consummate and perform the transactions contemplated hereby. The Nanogen Partner will have full power and authority to execute and deliver the Partnership Agreement and to consummate and perform the transactions contemplated thereby. The execution and delivery of this Agreement and the Nanogen Ancillary Agreements by Nanogen and the consummation and performance by Nanogen of the transactions contemplated hereby and thereby have been, and the execution and delivery of the Partnership Agreement by the Nanogen Partner and the consummation and performance by the Nanogen Partner of the transactions contemplated thereby have been, duly and validly authorized by all necessary corporate proceedings; and this Agreement, the Nanogen Ancillary Agreements and the Partnership Agreement shall, when executed and delivered on behalf of Nanogen and the Nanogen Partner, as applicable, constitute the valid obligations of Nanogen and the Nanogen Partner, as applicable, and be legally binding upon them in accordance with their respective terms.

        (c) Compliance. No approval or consent of any federal, state, county, local or other governmental agency or body or any individual, corporation or other entity is required in connection with the execution, delivery, consummation and performance by Nanogen of this Agreement or the Nanogen Ancillary Agreements or by the Nanogen Partner of the Partnership Agreement. The execution, delivery, consummation and performance by Nanogen of this Agreement and the Nanogen Ancillary Agreements, and the execution, delivery, consummation and performance by the Nanogen Partner of the Partnership Agreement, will not conflict with or result in the breach or violation of any term or provision of, or constitute a default under, the Articles of Incorporation or By-Laws of Nanogen or the operating agreement of the Nanogen Partner, respectively, and will not conflict with or result in the breach or violation of any material term or provision of, or constitute a material default under, any statute, indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which Nanogen or the Nanogen Partner is a party or by which Nanogen or the Nanogen Partner is bound, or any law, order, writ, injunction, decree, rule or regulation of any court or any governmental agency or body.

        3.3 Covenants of Becton and Nanogen. (a) Becton covenants to Nanogen that Becton will ensure that, at all times during the term of the Partnership,
(i) the Becton Partner will have solely one member and (ii) no election to treat the Becton Partner as a corporation for United States federal income tax purposes will be made under section 301.7701-3 of the Income Tax Regulations or any successor regulation; provided, however, beginning after the *** of the formation of the Partnership, Becton may cause an increase in the members of the Becton Partner or make such an election to treat the Becton Partner as a corporation if Becton obtains the prior written consent of Nanogen.

        (b) Nanogen covenants to Becton that Nanogen will ensure that, at all times during the term of the Partnership, (i) the Nanogen Partner will have solely one member and

*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

(ii) no election to treat the Nanogen Partner as a corporation for United States federal income tax purposes will be made under section 301.7701-3 of the Income Tax Regulations or any successor regulation; provided, however, beginning after the *** of the formation of the Partnership, Nanogen may cause an increase in the members of the Nanogen Partner or make such an election to treat the Nanogen Partner as a corporation if Nanogen obtains the prior written consent of Becton.

        (c) Each of Becton and Nanogen covenants that it will comply with, and be bound by, the provisions of Section 7.2 of the Partnership Agreement regarding Major Decisions (as defined therein) pertaining to the Partnership Business.

                                   ARTICLE IV
                          EFFECTIVE DATE AND DELIVERIES

        4.1 This Agreement, the Research and Development Agreement, the Partnership Agreement, the SDA License Agreement, the Letter of Intent and the Administrative Services Agreement shall be executed and delivered by the respective parties to each other party as of, and shall each have an effective date of, October 1, 1997. Each party (other than the Partnership) shall deliver to each other party an officer's certificate in the form of Exhibit F attached hereto.

                                    ARTICLE V
                               DISPUTE RESOLUTION

        5.1 Dispute Resolution. Except as otherwise expressly set forth in this Agreement or the Partnership Agreement, the parties shall attempt in good faith to resolve

*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

any disputes, controversies or claims arising out of or related to (i) this Agreement, (ii) the Partnership Agreement, (iii) the Research and Development Agreement, (iv) the SDA License Agreement, (v) the Administrative Services Agreement, (vi) the Letter of Intent and (vii) any other agreement subsequently entered into between or among them and the Becton Partner and the Nanogen Partner, including but not limited to any claim of breach, termination or invalidity, promptly by negotiations between the Chief Executive Officer of Nanogen and the President of Becton Dickinson Microbiology Systems or other executives of the parties who have authority to settle the dispute. Either party may give the other party written notice of any dispute not resolved in the normal course of business. Within twenty (20) days after delivery of such notice, executives of both parties shall discuss by telephone or meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved within forty (40) days of the disputing party's notice, the matter shall be referred to the Board of Directors of Nanogen and to such executive officer of Becton knowledgeable of the subject matter thereof as the Chief Executive Officer of Becton in his or discretion shall nominate for further consideration in an attempt to resolve the matter. If a negotiator intends to be accompanied at a meeting by an attorney, the other negotiator shall be given at least three (3) working days' notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this Section 5.1 and pursuant to Section 5.2 are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

        5.2 Non-binding Mediation. If a matter has not been resolved under the procedures set forth in Section 5.2 above within sixty (60) days of the disputing party's notice, or if the parties fail to discuss or meet within twenty (20) days, then within ten (10) days thereafter, either party may, but shall not be obligated to, initiate nonbinding mediation of the controversy or claim under the Center for Public Resources Model ADR Procedures for Mediation of Business Disputes attached hereto as Exhibit G (the "CPR Procedures"). Once the mediation is initiated by one party, the other party agrees to participate in and conduct mediation in accordance with the CPR Procedures in good faith and not to pursue other remedies while such mediation is proceeding. If neither party initiates mediation within the ten (10) day period, or if the dispute has not been resolved by such mediation within sixty (60) days following initiation of mediation, either party may pursue all available remedies.

        5.3 Statutes of Limitations. All applicable statutes of limitations and defenses based upon the passage of time shall be tolled while the negotiation and mediation procedures set forth in Sections 5.1 and 5.2 are pending. The parties will take such action, if any, as may be reasonably be required to effectuate such tolling.

        5.4 Equitable Relief. Notwithstanding the foregoing, the remedy at law for any breach of the provisions of this Agreement or such other agreements may be inadequate, and, accordingly, an aggrieved party seeking equitable relief or remedies for such a breach shall have the right and is hereby granted the privilege, in addition to all other remedies at law or in equity, to proceed directly in a court of competent jurisdiction to seek temporary or preliminary equitable relief.

        5.5 Expenses of Consultation and Mediation. Each party shall pay its own costs incurred in attempting to resolve a dispute pursuant to the consultation and mediation procedures set forth in Sections 5.1 and 5.2 without the right to recover such costs from the other party and shall share equally the cost of mediation.

                                   ARTICLE VI
                                   TERMINATION

        6.1 This Agreement shall terminate conterminously with the dissolution of the Partnership, except that the provisions of Article V shall survive.

                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS

        7.1 Brokers' and Finders' Fees. Each of the parties represents and warrants to the other party that all negotiations relative to this Agreement have been carried on by it directly without the intervention of any person, firm, corporation or entity who or which may be entitled to any brokerage fee, finders' fee or other commission in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby, and such party shall indemnify, defend and hold the other party harmless against any and all claims, losses, liabilities or expenses which may be asserted against the other party or any affiliate thereof as a result of such party's or any of its affiliates' dealings, arrangements or agreements with any such person, firm, corporation or entity.

        7.2 Expenses. Each party to this Agreement shall be responsible for the fees and expenses incurred by it incidental to the consummation of the transactions contemplated by this Agreement (including, without limitation, fees and disbursements of its attorneys and accountants in connection with their respective services on behalf of each party).

        7.3 Further Assurances. Subject to the terms and conditions herein provided, each of the parties shall take, or cause to be taken, such action to execute and deliver, or cause to be executed and delivered, such additional documents and instruments and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable laws to consummate and make effective the transactions contemplated by this Agreement.

        7.4 Entire Agreement. This Agreement, the Partnership Agreement, the Research and Development Agreement, the Administrative Services Agreement, the Confidentiality Agreement (as such term is defined in the Partnership Agreement), the SDA License Agreement and the Letter of Intent set forth the entire understanding of the parties with respect to the subject matter hereof and supersede and replace all prior agreements, understandings, writings and discussions between the parties relating to said subject matter. Any and all previous agreements and understandings between the parties regarding the subject matter hereof, whether written or oral, including, without limitation, the Prior Research and Development Agreement, are superseded by this Agreement. In the event of any conflict between any term or provision of this Agreement and any of the foregoing agreements, this Agreement shall control. Nothing contained in this Agreement shall operate to contravene, amend or modify any term or provision of the Stock Purchase Agreement, which remains in full force and effect. The representations and warranties contained in this Agreement shall survive the execution hereof.

        7.5 Assignment and Binding Effect. This Agreement shall not be assignable by Becton or Nanogen, nor shall any obligations hereunder be delegated to a third party, without the other party's prior written consent, which consent shall not be unreasonably withheld or delayed. In the event that Becton or Nanogen, as the case may be, does not respond to a request from the other for consent to an assignment or delegation within fifteen (15) days following written notice requesting such consent, such consent shall be deemed to be granted. In addition, a condition to any assignment or delegation hereunder shall be that the successor in interest expressly agrees in writing to assume the assigning or delegating party's obligations hereunder. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective permitted successors and assigns of the parties. No such assignment shall release the assigning party from its obligations hereunder. Notwithstanding the foregoing, the consent of either party shall not be required in connection with a merger involving the other party or with respect to an assignment of this Agreement in connection with the acquisition, sale of all or substantially all of the assets of the other party, change of control or similar transaction.

        7.6 Written Amendment; Waiver. This Agreement may be amended only by a written instrument executed by the parties hereto. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by any party of any condition or term in any one or more instances shall be construed as a further or continuing waiver of such condition or term or any other condition or term.

        7.7 Notices. Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally, by facsimile (upon receipt of appropriate written confirmation) or sent by registered or certified mail, return receipt requested, or by overnight courier service, postage prepaid as follows:

        If to Becton or the Becton Partner, to:

        Becton Dickinson Microbiology Systems
        7 Loveton Circle
        Sparks, MD 21152
        Attention: President

        With required copies to:

        Becton, Dickinson and Company
        1 Becton Drive
        Franklin Lakes, NJ 07417-1880
        Attention:  General Counsel

        If to Nanogen or the Nanogen Partner, to:

        Nanogen, Inc.
        10398 Pacific Center Court
        San Diego, CA 92121
        Attention:  Chief Executive Officer

        With required copies to:

        Nanogen, Inc.
        10398 Pacific Center Court
        San Diego, CA 92121
        Attention:  General Counsel

or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so received (in case of personal delivery or overnight courier delivery) or upon refusal to accept delivery of same.

        7.8 Governing Law; Construction. This Agreement and all agreements attached hereto as Exhibits shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its choice of laws principles, unless any agreement attached hereto as an exhibit shall otherwise specifically provide. This Agreement shall be construed and interpreted without application of any principle or rule to the effect that ambiguities are to be construed against the party responsible for drafting the agreement. The headings contained herein are for reference purposes only and shall not in any way affect the meaning of this Agreement.

        7.9 No Benefit to Others. The terms and provisions contained in this Agreement are for the sole benefit of the parties and their successors and assigns, and they shall not be construed as conferring and are not intended to confer any rights on any other persons.

        7.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

        7.11 Severability. If any provision(s) of this Agreement are or become invalid, or are ruled illegal by any court of competent jurisdiction, or are deemed unenforceable under then current applicable law from time to time in effect during the term hereof, it is the intention of the parties hereto that the remainder of this Agreement shall not be affected thereby. It is further the intention of the parties that in lieu of each such provision which is invalid, illegal, or unenforceable, there be substituted or added as part of this Agreement, a provision which shall be as similar as possible in economic and business objectives as intended by the parties to such invalid, illegal, or unenforceable provision, but which shall be valid, legal, and enforceable, and shall be mutually agreed by the parties.

        7.12 Relationship of the Parties. Nothing contained in this Agreement shall be deemed to create a partnership between Becton and Nanogen except as set forth in the Partnership Agreement. No party shall be liable for the act of any other party unless such act is expressly authorized in writing by all of the parties hereto.

        7.13 Publicity. No press release or announcement concerning the terms of this Agreement or the transactions contemplated hereby shall be issued by any party without the prior consent of the other party, which shall not be unreasonably withheld, except as such release or announcement may be required by law, rule or regulation (including applicable federal and state securities laws, rules and regulations) or legal process, provided that in each case the party making the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance.

        IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Agreement as of the day and year first written above.


                                     BECTON, DICKINSON AND COMPANY


                                    By  /s/ Vincent A. Forlenza
                                        ----------------------------------------
                                        Vincent A. Forlenza
                                        President - Worldwide
                                        Microbiology Systems



                                    NANOGEN, INC.


                                    By  /s/ Howard C. Birndorf
                                        ----------------------------------------
                                        Howard C. Birndorf
                                        Chairman and Chief Executive Officer

                                    EXHIBIT A

                          GENERAL PARTNERSHIP AGREEMENT

        THIS GENERAL PARTNERSHIP AGREEMENT (the "Agreement") is entered into as of the 1st day of October, 1997, by and between Becton Dickinson Venture LLC, a Delaware limited liability company (the "Becton Partner"), and NanoVenture LLC, a Delaware limited liability company (the "Nanogen Partner"). The Becton Partner and the Nanogen Partner are hereinafter collectively referred to as the "Partners."

                              W I T N E S S E T H:

        WHEREAS, the parties hereto desire to form a general partnership (the "Partnership") under the laws of the State of Delaware for the purposes and on the terms provided herein;

        NOW, THEREFORE, in consideration of the mutual covenants herein expressed, the parties hereto, intending to be legally bound hereby, agree as follows:

        1. Definitions. All capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to them in the Research Agreement (defined below). Unless the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

        "Affiliate" shall mean any corporation or other business entity controlled by or in common control of a party. "Control" as used herein means the ownership directly or indirectly of fifty percent (50%) or more of the voting stock of a corporation or a fifty percent (50%) or greater interest in the income of such corporation or other business entity or the ability otherwise of a party to secure that the affairs of such corporation or other business entity are managed in accordance with its wishes.

        "Assumed Tax Rate" means for a taxable year the sum of (a) the highest marginal federal income tax rate applicable to corporations for such taxable year plus (b) the result of multiplying (i) the highest marginal California tax rate for corporations by (ii) the percentage calculated by subtracting the highest marginal federal income tax rate for such taxable year from one hundred percent. The Assumed Tax Rate shall be determined with respect to each taxable year by the Tax Matters Partner with the approval of the other Partners.

        "Becton" means Becton, Dickinson and Company, a New Jersey corporation.

        "Becton Partner Unrecovered Cash Contributions" shall mean as of any date the excess of (a) the sum of the amount set forth in Section 8.1(a)(i) and the amounts contributed by the Becton Partner under Sections 8.1(a)(iii), (iv) and (v) as of such date over (b) the cumulative amount of Partnership Business Cash received by Becton, the Becton Partner and any Affiliate of Becton prior to such date.

        "Becton Partner Excess Unrecovered Cash Contributions" shall mean the amount, if any, by which any Becton Partner Unrecovered Cash Contributions exceed the amount of any Nanogen Partner Unrecovered Cash Contributions.

        "Becton Intellectual Property License" shall mean the license set forth in Section 6.1(a) of the Research Agreement.

        "Capital Account" means, with respect to each Partner, an account determined in accordance with the provisions of Section 8.3.

        "Code" means the Internal Revenue Code of 1986, as in effect as of the date hereof and as amended.

        "Components" shall have the meaning ascribed to such term in Section 2.3 of the Master Agreement.

        "Confidentiality Agreement" means the Confidentiality Agreement entered into by Becton and Nanogen effective as of February 6, 1997 as amended.

        "FDA" means the U.S. Food and Drug Administration.

        "Field" shall have the meaning ascribed to such term in the Research Agreement.

        "Master Agreement" means the Master Agreement entered into by Becton and Nanogen concurrently with the execution of this Agreement.

        "Nanogen" means Nanogen, Inc., a California corporation.

        "Nanogen Intellectual Property License" shall mean the license set forth in Section 6.1(b) of the Research Agreement.

        "Nanogen Partner Unrecovered Cash Contributions" shall mean as of any date the excess of (a) the amounts contributed by the Nanogen Partner under Sections 8.1(b)(iii), (iv) and (v) as of such date over (b) the cumulative amount of Partnership Business Cash received by Nanogen, the Nanogen Partner and any Affiliate of Nanogen prior to such date.

        "Net Cash Flow" shall have the meaning ascribed to it in Section 2.3 of the Master Agreement.

        "Net Tax Income" shall mean the excess, if any, of the items of income and gain for each taxable year over the items of deduction, loss and credit (grossed up at the Assumed Tax Rate for each taxable year to a deduction equivalent) for each taxable year as shown on the federal income tax returns of the Partnership for each taxable year, except that in the case of property contributed to the capital of the Partnership, items of income, gain, deduction and loss shall be computed as if the tax basis of such property at the time of such contribution were equal to its fair market value at such time.

        "Partnership Business" shall have the meaning ascribed to such term in the Master Agreement.

        "Partnership Business Cash" shall mean the aggregate Net Cash Flow derived from the Partnership Business by the Becton Partner and Becton and its Affiliates, the Nanogen Partner and Nanogen and its Affiliates and the Partnership.

        "Partnership Interest" means the entire ownership interest of a Partner in the Partnership at any particular time including, without limitation, the right of such Partner to participate in the Partnership's profits and losses, Net Cash Flow, distributions on liquidation of the Partnership and any and all benefits to which a Partner may be entitled as provided in this Agreement, together with the obligation of such Partner to comply with all the terms and provisions of this Agreement.

        "Percentage Interest" means as to the Becton Partner, fifty percent, and as to the Nanogen Partner, fifty percent.

        "Person" means an individual, partnership, corporation, association, joint venture, trust, government or political subdivision thereof, governmental agency or other entity.

        "Prior Research Agreement" means the Collaborative Research and Development Agreement entered into by Becton and Nanogen as of May 5, 1997, which is being terminated by the Research Agreement.

        "Product" shall have the meaning ascribed to such term in the Research Agreement.

        "Program Inventions" shall have the meaning ascribed to such term in the Research Agreement.

        "Project A" and "Project B" shall have the meanings ascribed to such terms in the Research Agreement.

        "Regulations" means regulations that have been promulgated by the United States Department of the Treasury under the Code.

        "Research Agreement" means the Collaborative Research and Development and License Agreement entered into by Becton, Nanogen and the Partnership concurrently with the execution of this Agreement.

        "Research Milestone I" and "Research Milestone II" shall have the meanings ascribed to such terms in the Research Agreement.

        "Research Program" shall have the meaning ascribed to such term in the Research Agreement.

        2. Formation. The parties hereto hereby associate themselves as partners and hereby form the Partnership as a general partnership under the laws of the State of Delaware.

        3. Name. The name of the Partnership is The Nanogen/Becton Dickinson Partnership, a Delaware general partnership. The name of the Partnership may be changed at any time by the Partnership Management Committee of the Partnership.

        4. Principal Place of Business. The principal place of business of the Partnership shall be located at such location as may hereafter be determined from time to time by the Partnership Management Committee of the Partnership.

        5. Business. The business of the Partnership is to conduct the Partnership Business.

        6. Term. The term of the Partnership shall continue until terminated as provided in Section 10.

        7.  Management and Control.

        7.1 Partnership Management Committee. The Partnership and the Partnership Business shall be managed by and under the direction of a Partnership Management Committee which shall consist of six (6) members. The Becton Partner shall appoint three (3) members and the Nanogen Partner shall appoint three (3) members. The initial members shall consist of one (1) person appointed by each Partner with expertise in (a) finance, (b) general management and (c) research and development. The initial members to be appointed by each of the Partners are listed on Exhibit A hereto. The Partnership Management Committee shall be responsible for strategic planning and, among other things, shall adopt a summary business plan for each fiscal year and a budget for each fiscal quarter of the Partnership which shall govern the direction of the Partnership Business.

        7.2 Major Decisions. No action shall be taken or sum expended or obligation incurred by the Partnership, any Partner or any Affiliate of any Partner with respect to a matter within the scope of any of the "Major Decisions" affecting the Partnership and/or the Partnership Business, unless such Major Decision shall have been approved by a majority vote of the Partnership Management Committee (except for matters listed in Section *** where the affirmative vote of seventy-five percent (75%) of the Partnership Management Committee is required) made in writing. The following are "Major Decisions" affecting the Partnership and/or the Partnership Business:

               (1) adopting and approving a budget for the Partnership Business for each fiscal year and each fiscal quarter of the Partnership;

               (2) adopting and approving a summary business plan for the Partnership Business for each fiscal year of the Partnership, and departing in any material respect from the summary business plan adopted by the Partnership for any fiscal year;

               (3) adopting and approving a budget and clinical plan under the Research Agreement for each fiscal quarter of the Partnership, and departing in any material respect from such budget and plan;

               (4) appointing a Project Manager within thirty (30) days following the date hereof to manage the day-to-day affairs of the Partnership;

               (5) making any single expenditure or incurring any obligation with respect to the Partnership Business involving a sum in excess of $20,000 that is not provided for in the Partnership Business budget for the fiscal year in which such expenditure is to be made or such obligation is to be incurred;

               (6)  hiring of employees of the Partnership;

               (7) retention of legal counsel or accountants for the Partnership;

               (8) selecting a firm of certified public accountants and selecting accounting methods and making other decisions with respect to the treatment of various transactions for tax purposes;

               (9) approving the terms of and entering into a supply, manufacturing, sales, marketing or distribution agreement with any party (including the Partners and their Affiliates) relating to Products or any other products agreed to by the Partners;

               (10) entering into any license or sublicense agreement;

               (11) determining the insurance program for the Partnership, and any variations or changes thereto;

*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

               (12) determining the amount, if any, of funds otherwise available for distribution to be withheld from distribution to the Partners (funds available for distribution to the Partners are those funds not needed for the Partnership's working capital purposes);

               (13) determining the maximum and minimum working capital requirements of the Partnership Business;

               (14) compromising or paying any claim in excess of *** arising out of the Partnership Business;

               (15) borrowing or lending any money on behalf of the Partnership or using any of the Partnership's property as security for loans;

               (16)  admitting additional Partners to the Partnership;

               (17) assigning, transferring, pledging, compromising or releasing any of the Partnership's claims or debts relating to the Partnership Business, except upon payment in full, or arbitrate or consent to the arbitration of any such disputes or controversies;

               (18) selling or mortgaging any Partnership property or interest therein or entering into any contract for such purposes;

               (19) the assumption by the Partnership of any liability for another or others by means of endorsement, or becoming guarantor or surety;

               (20) authorizing the confession of judgment against the Partnership;

               (21) designating a Partner as the Tax Matters Partner; and

               (22) any other decision or action which, considered prior to the making of such decision or the taking of such action, would be reasonably expected to have a substantial or material effect upon the Partnership and/or the Partnership Business as contrasted with decisions or actions which would be routine and in the ordinary course of the Partnership Business, including, but not limited to, a decision to enter into any business not specifically identified in Section 5.

        7.3 Operating Decisions. The Project Manager shall be responsible for making all decisions affecting the Partnership which are not Major Decisions, which decisions shall be hereinafter referred to as the "Operating Decisions." Operating Decisions affecting the Partnership shall include, but shall not be limited to, decisions with respect to the day to day management and operation of the business of the Partnership and supervision of the employees



***CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

of the Partnership, if any. The Project Manager shall report and be accountable to the Partnership Management Committee.

        7.4 Resolution of Differences. (i) In the event that a Major Decision cannot be reached by the Partnership Management Committee, the matter shall be referred for further review and resolution solely pursuant to the consultation and mediation procedures set forth in Article V of the Master Agreement or through such other procedures as may be agreed upon in writing by the Partners. In the absence of an agreement between the Partners on a proposed action through these procedures, the action shall not be taken.

               (ii) The parties agree that the procedures set forth in this
Section 7.4 shall be the sole procedures to be followed in any case where a Major Decision cannot otherwise be reached by the Partnership Management Committee.

        7.5 No Partner May Act for the Partnership. Unless specifically authorized to act for the Partnership by this Agreement, or by a decision made pursuant to this Agreement, no Partner shall have any power or authority to act for the Partnership in any manner. Accordingly, no Partner, unless so authorized, shall have the power or authority to execute any instrument in the Partnership's name, or to commit or obligate the Partnership to any liability, obligation, undertaking, agreement or contract in any other way. Except as otherwise authorized herein, all documents to be executed on behalf of the Partnership shall not bind the Partnership or any Partner unless executed by all of the Partners.

        7.6 Representatives of Each Partner. Each Partner shall designate in writing to the other Partner the names and business addresses of its representatives who shall be appointed to the Partnership Management Committee. Any such representative may be replaced by a successor representative by notice in writing to the Partnership and the other Partner.

        7.7 Meetings. The Partnership Management Committee shall meet from time to time, but at least once every three (3) months during the term of this Agreement, at a mutually agreed location. Meetings of the Partnership Management Committee may be called by either Partner at any time, by sending written or facsimile notice or by giving oral notice (which shall be confirmed in writing immediately thereafter) to the other Partner at least ten (10) days prior to the meeting date. A Partner may waive notice of a meeting. Members of the Partnership Management Committee may participate in meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting. Members of the Partnership Management Committee shall have the right to vote at meetings by proxy. Within five (5) business days following each meeting, the Partnership Management Committee shall cause to be prepared a written summary of such meeting.

        7.8 Buyout.

        (a) Within forty-five (45) days following the occurrence of any one of the following events (each a "Buyout Option Event"): (i) if a Partner does not make contributions to the capital of the Partnership in addition to those contributions required by Section 8.1 upon a proposal therefor, (ii) if cumulative Net Sales (as defined below) of Products to third-party end users are less than *** over a *** period commencing upon the first sale of the first Product or (iii) if the Partnership Business does not achieve a profit (calculated in accordance with generally accepted accounting principles) for at least *** ending prior to ***, either Partner or an Affiliate of either Partner will have the right, but not the obligation, to initiate the buyout procedures (the initiating Partner, the "Offeror") set forth in this Section 7.8 by delivering written notice thereof (the "Offering Notice") to the other Partner (the "Offeree") which shall constitute an offer by the Offeror to purchase the Offeree's Partnership Interest in the Partnership at its fair market value. For purposes of this Section 7.8(a), "Net Sales" shall mean, with respect to any Product, the invoiced sales price of such Product billed to independent customers who are not Affiliates, less to the extent actually included in the invoiced sales price (i) credits, allowances, discounts and rebates to, and chargebacks from the account of, such independent customers for spoiled, damaged, out-dated and returned Product; (ii) actual freight and insurance costs incurred in transporting such Product in final form to such customers; (iii) cash, quantity and trade discounts, rebates and other price reduction programs;
(iv) sales, value-added and other direct taxes incurred; and (v) customs duties, surcharges and other governmental charges incurred in connection with the exportation or importation of such Product in final form.

        (b) Within forty-five (45) days following the date of the Offering Notice, the Partners shall take all necessary steps to determine the fair market value of the Partnership and the purchase price of the Partnership Interest as set forth in subsection (h) below (the "Purchase Price"). The Partners shall set forth the Purchase Price in a written notice delivered to both Partners (the "Price Determination Notice").

        (c) Within thirty (30) days following the date of the Price Determination Notice, the Offeree shall elect, at its sole option, by written notice (the "Election Notice") to the Offeror (A) to sell its Partnership Interest in the Partnership to the Offeror or (B) to buy the Partnership Interest of the Offeror at the Purchase Price. Thereafter, the party designated in the Election Notice as selling its Partnership Interest shall be referred to as the Selling Party and the party designated in the Election Notice as purchasing the Partnership Interest shall be referred to as the Purchasing Party.

        (d) The purchase and sale pursuant to this Section 7.8 shall be accomplished through an escrow established at a title insurance or escrow company mutually approved by the Selling Party and the Purchasing Party, and shall be consummated within forty-five (45) days following the effective date of the Price Determination Notice. The Partners shall execute such further instructions as the escrow holder and the Purchasing Party reasonably may require to consummate


***CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

such escrow, provided such instructions are not inconsistent with the terms of this Agreement. Closing costs shall be shared equally by the Partners. The Selling Party shall transfer to the Purchasing Party the entire Partnership Interest of the Selling Party free and clear of all liens, security interests and competing claims, and shall deliver to the Purchasing Party such instruments of transfer and such evidence of due authorization, execution and delivery and of the absence of such liens, security interests or competing claims as the Purchasing Party shall reasonably request. At the closing, the Purchasing Party shall pay the Purchase Price to the Selling Party by a wire transfer of immediately available funds to a bank account designated by the Selling Party.

        (e) The Purchasing Party shall, effective as of the date of the closing described in paragraph (d) above, indemnify and hold harmless the Selling Party from and against any and all claims, liabilities, causes of action, liens, charges and all other matters arising out of or in connection with the Partnership and the Partnership Business, whether arising prior to or subsequent to the date of the closing, except for unknown liabilities arising prior to the date of closing and not taken into account in calculating the Purchase Price and except for continuing obligations of the Selling Party pursuant to the Research Agreement. If the Selling Party or any Affiliate of the Selling Party is a guarantor of any obligations of the Partnership or otherwise liable thereon, prior to closing the Purchasing Party shall use reasonable best efforts to obtain a release of each such guaranty or liability in form and content reasonably acceptable to the Selling Party and its guarantor Affiliates. If such release cannot be obtained prior to closing, the Purchasing Party shall hold the Selling Party harmless with respect to such guaranties and liabilities in form and content reasonably acceptable to the Selling Party and its guarantor Affiliates.

        (f) Either the Purchasing Party or the Selling Party shall have the right to seek specific performance of this Section 7.8 in a court of competent jurisdiction, and the other Party shall not plead as a defense that an adequate remedy at law exists.

        (g) Upon the occurrence of a Buyout Option Event, if neither Partner institutes the buyout provisions set forth in Section 7.8(a), then the Partnership shall be dissolved pursuant to Section 10.1 unless the Partners otherwise agree to continue the Partnership.

        (h)(i) If required by subsection (b) above, each Partner will select a qualified appraiser who will determine the fair market value of the Partnership. The appraisers shall value the Partnership based on the value of the Partnership Business and, therefore, to the extent that the appraisers utilize historical financial information in their analysis, they shall take into account not only the historical net profit or loss of the Partnership for financial reporting purposes and related cash flows but also the historical Profit or Loss for financial reporting purposes (as defined in Section 2.3(c)(ii) of the Master Agreement) and related cash flows. In addition, the appraisers' analysis shall take into consideration the value of the underlying tangible and intangible assets and the liabilities of the Partnership Business. To the extent that the Selling Party or an Affiliate of the Selling Party is to perform any service or other function relating to the Partnership Business subsequent to the buyout, the amounts to be or projected to be paid for such service or function shall be taken into account by the appraisers in determining profit, loss and related cash flows projected to be generated by the Partnership Business subsequent to the buyout. For purposes of this Section 7.8(h)(i), the Partnership Business for periods subsequent to the buyout shall mean the same functions and activities encompassing the Partnership Business as defined in the Master Agreement without regard to whether the parties described in such definition are the parties performing such functions or activities after the buyout.

          (ii) If the fair market value of the Partnership determined by the higher of the two appraisals (the "Higher Initial Appraisal") is not greater than *** of the fair market value of the Partnership determined by the lower of the two appraisals (the "Lower Initial Appraisal"), the fair market value of the Partnership will be the average of the two appraisals; however, if the resulting value of the Partnership would not fall within this range, the two appraisers selected by the parties will select a third qualified appraiser to determine the fair market value of the Partnership. If the Higher Initial Appraisal is greater than *** but not greater than *** of the Lower Initial Appraisal, then the fair market value of the Partnership will be equal to the average of the two of the three appraisals that are closest to one another (or if the highest and lowest appraisal are equidistant from the middle, then such fair market value will be equal to the middle appraisal). If the fair market value of the Partnership determined by the Higher Initial Appraisal is greater than *** of the fair market value of the Partnership determined by the Lower Initial Appraisal, then the fair market value of the Partnership will be equal to either the Higher Initial Appraisal or the Lower Initial Appraisal, whichever is closest to the third appraisal (or if the Higher Initial Appraisal and the Lower Initial Appraisal are equidistant from the third appraisal, then such fair market value will be equal to the third appraisal). Each Partner will pay the cost of the appraiser it selects. Such parties will split the costs of a third appraiser if used. The fair market value of the Selling Partner's Partnership Interest shall be an amount equal to the balance that the Selling Partner would have in its Capital Account for purposes of Section 10.3(d) if the Partnership were liquidated at the time that the fair market value of the Partnership was the value determined under this Section 7.8(h). For purposes of determining such Capital Account balance, in applying Section 8.3(b), the value of the Partnership's assets shall be the value of the assets of the Partnership Business determined under this Section 7.8(h) in determining the fair market value of the Partnership.


***CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

        8.     Capital Contributions, Partner Loans and Capital Accounts.

        8.1 Contributions by the Partners.

        (a)  Becton Partner's Contribution.

               (i) Concurrently with the execution and delivery of this Agreement, Becton is contributing to the Partnership on behalf of the Becton Partner all of Becton's rights to the results of the research undertaken under, and all of its other rights under, the Prior Research Agreement. The Partners agree that such contribution has a value of *** which shall be credited to the Becton Partner's Capital Account.

               (ii) Concurrently with the execution and delivery of this Agreement, Becton is contributing the Becton Intellectual Property License to the Partnership on behalf of the Becton Partner. The Partners agree that such contribution does not have an ascertainable value and that no amount shall be credited to the Becton Partner's Capital Account in respect thereof.

               (iii) The Becton Partner hereby agrees to make the following contributions to the Partnership for use by the Partnership exclusively in the Research Program:

                      (A) Four (4) cash contributions of *** each, within five
        (5) business days following each of ***.

                      (B) Upon the successful completion of Research Milestone I by December 31, 1997, and Research Milestone II by June 30, 1998, for either Research Project A or Research Project B, cash totaling a minimum of *** for use in the Research Program, to be made in four (4) installments of *** each, payable on ***, unless otherwise agreed upon by the Partners.

               (iv) In addition to and after the amounts that are contributed under Section 8.1(a)(iii) to fund the Research Program, commencing on *** and quarterly thereafter with the last payment to be made on ***, the Becton Partner hereby agrees to make quarterly contributions in the minimum amounts of *** each to fund additional Partnership research.

Each contribution made pursuant to this Section 8.1(a)(iv) shall be conditioned upon the achievement of certain milestones to be mutually agreed upon by the Partners thirty (30) days prior to the commencement of the twelve-month periods ending *** and ***, respectively.

               (v) In addition to the contributions set forth above in Sections 8.1(a)(iii) and (iv) to fund the Research Program and any additional Partnership research, the Becton Partner hereby agrees to make cash contributions to the Partnership in such amounts and at such times as are required for the Partnership to pay the manufacturing start-up and promotional and marketing




***CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

allowances to be included in the License Agreement between Becton and the Partnership as described in Section 2.3 of the Master Agreement.

        (b) Nanogen Partner's Contribution.

            (i) Concurrently with the execution and delivery of this Agreement, Nanogen is contributing to the Partnership on behalf of the Nanogen Partner all of Nanogen's rights to the results of the research undertaken under, and all of its other rights under, the Prior Research Agreement. The Partners agree that such contribution does not have an ascertainable value and that no amount shall be credited to the Nanogen Partner's Capital Account in respect thereof.

            (ii) Concurrently with the execution and delivery of this Agreement, Nanogen is contributing the Nanogen Intellectual Property License to the Partnership on behalf of the Nanogen Partner. The Partners agree that such contribution does not have an ascertainable value and that no amount shall be credited to the Nanogen Partner's Capital Account in respect thereof.

            (iii) Upon the successful completion of Research Milestone I by December 31, 1997, and Research Milestone II by June 30, 1998, in both cases for either Research Project A or Research Project B, the Nanogen Partner hereby agrees to contribute to the Partnership at the same time or times as the Becton Partner contributes cash to the Partnership under Section 8.1(a)(iii)(B) cash for use by the Partnership exclusively in the Research Program equal to *** of the amount of cash contributed by the Becton Partner pursuant to Section 8.1(a)(iii)(B).

            (iv) In addition to and after the amounts that are contributed under 8.1(b)(iii) hereof to fund the Research Program, the Nanogen Partner hereby agrees to make the following contributions to the Partnership to fund additional Partnership research:

                      (A) After the amounts contributed under Sections 8.1(a)(iii) and 8.1(b)(iii) hereof, cash to fund the first *** of research costs in excess of those funded pursuant to Sections 8.1(a)(iii) and 8.1(b)(iii).

                      (B) After the amount contributed under Section 8.1(b)(iv)(A) hereof, at the same time or times as the Becton Partner contributes cash to the Partnership under Section 8.1(a)(iv) hereof, cash equal to *** of the amount of cash contributed by the Becton Partner pursuant to Section 8.1(a)(iv).

            (v) In addition to the contributions set forth above in Sections 8.1(b)(iii) and (iv) to fund the Research Program and any additional Partnership research, the Nanogen Partner hereby agrees to make cash contributions to the Partnership in such amounts and at such times as are required for the Partnership to pay the manufacturing start-up allowance to be included in the License Agreement between Nanogen and the Partnership as described in Section
2.3 of the Master Agreement

*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

        (c) Limit on Contributions; Partner Loans. Other than the contributions set forth in Sections 8.1(a) and (b) hereof, neither Partner shall be obligated to make any contributions to the Partnership. The total amount contributed by the Partners to the Partnership under Sections 8.1(a)(i), (iii), (iv) and (v) and Sections 8.1(b)(iii) and (iv) shall not exceed *** unless the Partners mutually agree otherwise in writing. Either or both Partners may, but neither is obligated to, make loans to the Partnership to fund any needs of the Partnership's Business in excess of such amount. Any such loans shall have such terms and conditions as the Partner making any such loan and the Partnership agree and such agreement by the Partnership shall be made in accordance with
Section 7.2(15).

        8.2 Withdrawal. Except as expressly set forth herein, no Partner shall be entitled to withdraw any portion of its capital contribution or Capital Account balance.

        8.3 Capital Accounts. A single Capital Account shall be maintained for each Partner (regardless of the class of interests owned by such Partner and regardless of the time or manner in which such interests were acquired) in accordance with the capital accounting rules of section 704(b) of the Code, and the Regulations thereunder (including particularly Section 1.704-1(b)(2)(iv) of the Regulations).

        (a) In general, under such rules, a Partner's Capital Account shall be:

               (i) Increased by (1) the amount of money contributed by the Partner to the Partnership (including the amount of any Partnership liabilities that are assumed by such Partner other than in connection with distribution of Partnership property); (2) the fair market value of property contributed by the Partner to the Partnership (net of liabilities secured by such contributed property that the Partnership is considered to assume or take subject to under section 752 of the Code); and (3) allocations to the Partner of Partnership income and gain (or item thereof), including income and gain exempt from tax;

               (ii) Decreased by (1) the amount of money distributed to the Partner by the Partnership (including the amount of such Partner's individual liabilities that are assumed by the Partnership other than in connection with contribution of property to the Partnership); (2) the fair market value of property distributed to the Partner by the Partnership (net of liabilities secured by such distributed property that such Partner is considered to assume or take subject to under section 752 of the Code); (3) allocations to the Partner of expenditures of the Partnership not deductible in computing its taxable income and not properly chargeable to capital account; and (4) allocations to the Partner of Partnership loss and deduction (or item thereof); and

               (iii) Increased or decreased by any adjustments to such Partner's tax basis in its Partnership Interest pursuant to section 50(c)(5) of the Code; and

*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

               (iv) Where section 704(c) of the Code applies to Partnership property or where Partnership property is revalued pursuant to Section 1.704-1(b)(2)(iv)(f) of the Regulations, adjusted in accordance with Section 1.704-1(b)(2)(iv)(g) of the Regulations as to allocations to the Partners of depreciation, depletion, amortization and gain or loss, as computed for book purposes with respect to such property.

        (b) When Partnership property is revalued pursuant to Section 1.704-1(b)(2)(iv)(f) of Regulations or distributed in kind (whether in connection with liquidation and dissolution of the Partnership or of a Partner's Partnership Interest or otherwise), the Capital Accounts of the Partners shall first be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in such property (that has not been reflected in the Capital Account previously) would be allocated among the Partners if there were a taxable disposition of such property for the fair market value of such property (taking into account section 7701(g) of the Code) on the date of distribution.

        (c) The Tax Matters Partner shall direct the Partnership's accountant to make all necessary adjustments in each Partner's Capital Account as required by the capital accounting rules of section 704(b) of the Code and the Regulations thereunder.

        (d) If any Partner shall make any loan or loans to the Partnership or advance money on its behalf, the amount of any such loan or advance shall not be deemed an increase in or contribution to the Capital Account of the lending Partner or entitle such lending Partner to any increase in its share of the distributions from the Partnership.

        (e) Any Partner who shall receive a Partnership Interest or whose Partnership Interest shall be increased by means of a transfer to it of all or part of the Partnership Interest of another Partner, shall have a Capital Account that reflects such transfer.

        8.4 Use of Partners' Contributions. The contributions made on behalf of the Becton Partner pursuant to Sections 8.1(a)(i) and (ii) and on behalf of the Nanogen Partner pursuant to Sections 8.1(b)(i) and (ii) shall be used exclusively for the Partnership Business. The contributions made by the Becton Partner pursuant to Section 8.1(a)(iii) and by the Nanogen Partner pursuant to
Section 8.1(b)(iii) shall be used exclusively for the Research Program. The contributions made by the Becton Partner pursuant to Section 8.1(a)(iv) and by the Nanogen Partner pursuant to Section 8.1(b)(iv) shall be used exclusively for any research conducted by the Partnership in connection with the Partnership Business in addition to that conducted pursuant to the Research Program. Any contributions made by the Becton Partner pursuant to Section 8.1(a)(v) shall be used for the payment of other costs and expenses incurred by the Partnership in carrying on its Business and other liabilities and obligations of the Partnership.

        9. Profits and Losses and Distributions.

        9.1 Partner's Distributive Share. A Partner's distributive share of the Partnership's total income, gain, loss, deduction or credit (or items thereof), which total shall be as shown on the annual federal income tax return prepared by the Partnership's accountants or as finally determined by the Internal Revenue Service or the courts, and as modified by the capital account maintenance rules of section 704(b) of the Code and the Regulations thereunder as implemented by Section 8.3, as applicable, shall be determined as provided in this Section 9.

        (a) Except as otherwise provided in Sections 9(c) through 9(l):

               (i) Items of Partnership loss or deduction incurred in a Partnership taxable year in connection with the Research Program or any additional research conducted by the Partnership in connection with the Partnership Business shall be allocated among the Partners in proportion to and up to the amount of cash that the Becton Partner contributes pursuant to Sections 8.1(a)(iii) and (iv) and the Nanogen Partner contributes to the Partnership pursuant to Sections 8.1(b)(iii) and (iv) to fund such Research Program or additional research.

               (ii) All items of Partnership loss or deduction for any Partnership taxable year that are funded by the Becton Partner pursuant to
Section 8.1(a)(v) shall be allocated solely to the Becton Partner and that are funded by the Nanogen Partner pursuant to Section 8.1(b)(v) shall be allocated solely to the Nanogen Partner.

               (iii) Items of Partnership income, gain, deduction and loss that are not allocated under Sections 9.1(a)(i) and (ii) shall be allocated among the Partners proportionately in accordance with their respective Percentage Interests.

Notwithstanding the foregoing provisions of this Section 9.1(a), items of deduction and loss shall not be allocated to any Partner to the extent it would create a deficit balance in excess of such Partner's obligation to restore its Capital Account balance, computed in accordance with the rules of Section 1.704-1(b)(2)(ii)(d) of the Regulations (including such Partner's share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain as provided in Sections 1.704-2(g) and 1.704-2(i)(5) of the Regulations). Any items of deduction and loss which cannot be allocated to a Partner because of the limitation set forth in the preceding sentence shall be allocated first to the other Partner to the extent such other Partner would not be subject to such limitation, and second any remaining amount to the Partners in the manner required by the Code and the Regulations.

        (b) Solely for tax purposes, in determining each Partner's allocable share of the taxable income or loss of the Partnership, depreciation, depletion, amortization and gain or loss with respect to any contributed property, or with respect to revalued property where Partnership property is revalued pursuant to
Section 1.704-1(b)(2)(iv)(f) of the Regulations, shall be allocated to the Partners under the traditional method as provided in Section 1.704-3(b) of the Regulations.

        (c) Minimum Gain Chargeback. Notwithstanding anything to the contrary in this Section 9, if there is a net decrease in Partnership Minimum Gain or Partner Nonrecourse Debt Minimum Gain (as such terms are defined in Sections 1.704-2(b) and 1.704-2(i)(2), respectively, of the Regulations) during a Partnership taxable year, then each Partner shall be allocated items of Partnership income and gain for such year (and, if necessary, for subsequent years), to the extent required by, and in the manner provided in, Section 1.704-2 of the Regulations. This provision is intended to be a "minimum gain chargeback" within the meaning of Sections 1.704-2(f) and 1.704-2(i)(4) of the Regulations and shall be interpreted and implemented as therein provided.

        (d) Qualified Income Offset. Subject to the provisions of Section 9.1(c), but otherwise notwithstanding anything to the contrary in this Section 9, if any Partner's Capital Account has a deficit balance in excess of such Partner's obligation to restore its Capital Account balance, computed in accordance with the rules of Section 1.704-l(b)(2)(ii)(d) of the Regulations (including such Partner's share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain as provided in Sections 1.704-2(g) and 1.704-2(i)(5) of the Regulations), then sufficient amounts of income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income, and gain for such year) shall be allocated to such Partner in an amount and manner sufficient to eliminate such deficit as quickly as possible. This provision is intended to be a "qualified income offset" within the meaning of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted and implemented as therein provided.

        (e) Subject to the provisions of section 704(c) of the Code and Sections 9.1(b) through (d), gain recognized (or deemed recognized under the provisions hereof) upon the sale or other disposition of Partnership property, which is treated as depreciation recapture, shall be allocated to the Partner who was entitled to deduct such depreciation.

        (f) Except as otherwise provided in Section 9.1(j), if and to the extent any Partner is deemed to recognize income as a result of any loans described herein pursuant to the rules of sections 1272, 1273, 1274, 1274A, 7872, 482 or 483 of the Code, or any similar provision now or hereafter in effect, any corresponding resulting deduction of the Partnership shall be allocated to the Partner who is charged with the income. Subject to the provisions of section 704(c) of the Code and Sections 9.1(b) through (d), if and to the extent the Partnership is deemed to recognize income as a result of any loans to a Partner described herein pursuant to the rules of sections 1272, 1273, 1274, 1274A, 7872, 482 or 483 of the Code, or any similar provision now or hereafter in effect, such income shall be allocated to such Partner.

        (g) Except as otherwise required by law, tax credits shall be allocated among the Partners in proportion to the amounts of contributions made to the Partnership by each Partner that were used by the Partnership to fund any expenditures giving rise to such tax credit, or if no expenditure gave rise to the tax credit, pro rata in accordance with the manner in which Partnership profits are allocated to the Partners under Section 9(a)(iii) as of the time the credit property is placed in service or if no property is involved, as of the time the credit is earned. Recapture of any tax credit required by the Code shall be allocated to the Partners in the same proportion in which such tax credit was allocated.

        (h) Except as provided in Sections 9.1(f) and (g) or as otherwise required by law, if the Partnership Interests of the Partners are changed herein during any taxable year, all items to be allocated to the Partners for such entire taxable year shall be prorated on the basis of the portion of such taxable year which precedes each such change and the portion of such taxable year on and after each such change according to the number of days in each such portion, and the items so allocated for each such portion shall be allocated to the Partners in the manner in which such items are allocated as provided in this
Section 9 during each such portion of the taxable year in question.

        (i) Any special allocation of income or gain pursuant to Section 9.1(d) shall be taken into account in computing subsequent allocations of income and gain pursuant to this Section 9 so that the net amount of all such allocations to each Partner shall, to the extent possible, be equal to the net amount that would have been allocated to each such Partner pursuant to the provisions of this Section 9 if such special allocations of income or gain under Section 9.1(d) had not occurred.

        (j) (i) Items of deduction and loss attributable to recourse liabilities of the Partnership (within the meaning of section 1.752-1(a)(1) of the Regulations but excluding Partner nonrecourse debt within the meaning of Section 1.704-2(b)(4) of the Regulations) shall be allocated among the Partners in accordance with the ratio in which the Partners share the economic risk of loss (within the meaning of section 1.752-2 of the Regulations) for such liabilities.

            (ii) Items of deduction and loss attributable to Partner nonrecourse debt within the meaning of Section 1.704-2(b)(4) of the Regulations shall be allocated to the Partners bearing the economic risk of loss with respect to such debt in accordance with Section 1.704-2(i) of the Regulations.

            (iii) Items of deduction and loss attributable to Partnership nonrecourse liabilities within the meaning of Section 1.704-2(b)(1) of the Regulations shall be allocated among the Partners proportionately in accordance with their Partnership interests.

        (k) Subject to the provisions of Sections 9.1(c) through (j), items of income and gain shall be allocated to the Partners in the following priority:

               (i) First, to those Partners who have had items of loss or deduction allocated to them under Section 9.1(j)(i), in the amount of, and proportionate to, the amount of such items of loss or deduction.

               (ii) Second, if allocations of items of Partnership deduction and loss have been made to the Partners under Sections 9.1(a)(i) and (ii), then in the amount of, and proportionate to, the amount of such items of loss and deduction.

               (iii) Third, the balance among the Partners in proportion to their respective Percentage Interests.

        (1) Notwithstanding Section 9.1(a) and Section 9.1(k), but subject to the provisions of Section 9.1(c) through (j), gain or loss which is recognized (or deemed to be recognized) upon the sale, exchange or other disposition of all or substantially all the assets of the Partnership or of any partnership in which the Partnership holds an interest (whether directly or indirectly) or upon the dissolution of the Partnership or any partnership in which the Partnership holds an interest (whether directly or indirectly) and any unrealized gain or loss to be allocated to the Partners' Capital Accounts under Section 8.3, including without limitation Section 8.3(b), upon a distribution of Partnership property to a Partner in connection with the liquidation of the Partnership or a Partner's Partnership Interest shall be allocated in the following priority:

               (i) Any such gain shall be allocated to the Partners having deficit balances in their Capital Accounts (computed after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation or dissolution occurs and including such Partner's share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain as provided in Sections 1.704-2(g) and 1.704-2(i)(5) of the Regulations), to the extent of, and in proportion to, those deficits; and

               (ii) Any such gain in excess of any amount of gain allocated under Section 9.1(l)(i) hereof and any such loss shall be allocated to the Partners so as to make, as nearly as possible:

                      (1) First, the balance in the Becton Partner's Capital Account (computed in the same manner as provided parenthetically in Section 9.1(l)(i)) at least equal to any Becton Partner Excess Unrecovered Cash Contributions.

                      (2) Second, the balance in excess of the Becton Partner Excess Unrecovered Cash Contributions in the Becton Partner's Capital Account, computed in the same manner as provided parenthetically in
        Section 9.1(l)(i), equal to 50 percent of, and the balance in the Nanogen Partner's Capital Account, computed in such manner, equal to 50 percent of, the sum of the amount by which the balances in the Partners' Capital Accounts, computed in such manner, exceed the Becton Partner Excess Unrecovered Cash Contributions.

        9.2  Distributions.

        (a) Subject to Section 9.2(d), prior to dissolution of the Partnership, the Partnership shall distribute Net Cash Flow of the Partnership no later than sixty (60) days following the close of each fiscal year, in an amount equal to the aggregate excess, if any, for all taxable years of (i) the sum of the results for each taxable year of multiplying the Net Tax Income for each taxable year by the Assumed Tax Rate applicable to each tax year over (ii) the sum of amounts previously distributed pursuant to Sections 9.2(a) and (b). Distributions pursuant to this Section 9.2(a) shall be made to the Partners ratably in the proportions in which the aggregate Net Tax Income for such taxable years has been allocated to them for federal income tax purposes pursuant to Section 9.1.

        (b) Subject to the mandatory distributions set forth in Section 9.2(a) and Section 9.2(d), prior to dissolution of the Partnership, the Partnership shall distribute Net Cash Flow of the Partnership to the Partners, as soon as is practical following the end of each fiscal quarter, as follows:

               (i) To the Partners in such amounts so that, to the extent possible, the Becton Partner has received 60 percent, and the Nanogen Partner has received 40 percent, of the Partnership Business Cash for such quarter until the Becton Partner Unrecovered Cash Contributions are equal to the Nanogen Partner Unrecovered Cash Contributions; and

               (ii) Thereafter, in proportion to the Partners' Percentage Interests.

        (c) Except as otherwise provided herein, no Partner shall have a priority over any other Partner as to return of its contributions to the Partnership or as to income.

        (d) Any other provision of this Agreement to the contrary notwithstanding, no distribution shall be made which would render the Partnership insolvent or which is prohibited by the terms of any Partnership indebtedness.

        10.  Dissolution and Liquidation.

        10.1 Dissolution. The Partnership shall be dissolved, and its business wound up, upon the happening of any of the following events:

            (a) the Partners mutually agree in writing to dissolve the Partnership;

            (b) the termination of the Research Agreement as provided in sections 8.1 (b), (f) or (g) or section 8.2;

            (c) the sale of all, or substantially all, of the Partnership's assets and the collection of all of the proceeds of such sale;

            (d) the insolvency or bankruptcy of the Partnership;

            (e) the transfer of all of a Partner's Partnership Interest to the other Partner;

            (f) the bankruptcy, insolvency or dissolution of any Partner; or

            (g) the failure of the parties to initiate the buyout procedure set forth in Section 7.8 within forty-five (45) days following the occurrence of a Buyout Option Event.

        A Partner shall be deemed bankrupt or insolvent if it shall (a) commence a case under any bankruptcy law or otherwise seek protection from creditors generally under any bankruptcy, insolvency, moratorium or similar law, (b) have a case or proceeding commenced against it under any of such laws which remains undismissed or unstayed for a period of ninety (90) days after it receives notice or otherwise becomes aware of such case or proceeding, (c) suffer the entry of a decree or order appointing, or otherwise consent in any manner to the appointment of, a receiver, liquidator, assignee, custodian, trustee or similar official of such Partner or for any material portion of such Partner's property or (d) make a general assignment for the benefit of creditors.

        10.2 Winding-up. Upon the occurrence of an event of dissolution, the Partnership shall be wound up and liquidated. The Partnership Management Committee or, if there is no Partnership Management Committee, a liquidator appointed by mutual agreement of the Partners shall proceed with the dissolution and the final distribution. In the dissolution, the Partnership Management Committee or such liquidator shall use its best efforts to reduce to cash and cash equivalent items such assets of the Partnership as the Partnership Management Committee or such liquidator shall deem it advisable to sell, subject to obtaining fair value for such assets and any tax or other legal considerations. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets in order to minimize any losses otherwise attendant upon such a winding up, provided that the liquidation is carried out in conformity with the requirements of this Section 10.2 and section 1.704-1(b)(2)(ii)(b)(2) and (3) of the Regulations.

        10.3 Order of Dissolution. In settling accounts after dissolution, the assets of the Partnership shall be distributed as expeditiously as possible in the following order not later than the end of the taxable year of the liquidation (i.e., the date upon which the Partnership ceases to be a going concern as provided in section 1.704-1(b)(2)(ii)(g) of the Regulations), or if later, within ninety (90) days following the date of such liquidation:

        (a) To creditors, including the Partners to the extent of any unpaid expenses or any outstanding loan or advance made in accordance with this Agreement;

        (b) To the payment of the costs of winding up the affairs of, liquidating and dissolving the Partnership including, without limitation, expenses of selling assets of the Partnership, discharging the liabilities of the Partnership, distributing the assets of the Partnership and terminating the Partnership in accordance with Section 10.2;

        (c) To the establishment of reasonable reserves to provide for obligations to creditors;

        (d) Thereafter, to the Partners in proportion to, and in return of, their respective Capital Accounts determined after having reflected in such Capital Accounts all adjustments, including adjustments for the taxable year of the Partnership during which the liquidation occurs, as are required by this Agreement and by section 1.704-1(b) of the Regulations, such adjustments to be made within the time specified in such Regulations.

        10.4 Orderly Methods of Liquidating Payments. Notwithstanding anything to the contrary in this Section 10, if required to maximize the proceeds of liquidation, the Partnership Management Committee (or the liquidator chosen in accordance with Section 10.2) may, with the consent of the Partners, implement the distribution provisions of Section 10.3 by transfer, on behalf of the Partners, of the assets of the Partnership to a liquidating trustee or trustees.

        11. Transfer of Partnership Interest of Partners.

        11.1 Conditions to Transfer of Partnership Interest of Partners. No Partner may assign, pledge or otherwise transfer its Partnership Interest in the Partnership except in compliance with the provisions of this Section 11 and any transfer not in accordance with this Section 11 shall be null and void. In addition, neither the Partnership nor the Partners shall be bound by any such assignment or transfer until the Partnership receives the following:

        (a) a counterpart of the instrument of assignment, executed and acknowledged by the parties thereto;

        (b) an opinion of counsel reasonably satisfactory to counsel for the Partnership that such transfer is exempt from the registration requirements of the Securities Act of 1933 and applicable state securities laws; and

        (c) an agreement of the transferee to be bound by the terms and conditions of this Agreement in form and substance satisfactory to the Partnership Management Committee.

        11.2  Restrictions on Transfer of Partnership Interest.

        (a) Either Partner may transfer any or all of its Partnership Interest in the Partnership to any wholly-owned, direct or indirect, subsidiary thereof.

        (b) Either Partner may transfer all, but not less than all, of its respective Partnership Interest in the Partnership to a third person, only upon satisfaction of the following conditions and in accordance with the following provisions:

               (i) The Partnership Interest to be sold shall have been first offered for sale by the transferring Partner (for purposes of this Section 11.2, the "Selling Partner") to the non-transferring Partner (for purposes of this
Section 11.2, the "Buying Partner") by written offer setting forth the price and the terms and conditions of the proposed sale to a third person and the name and address of the prospective purchaser. The offer shall provide that the Buying Partner may purchase the Partnership Interest of the Selling Partner at the same price and on the same terms and conditions as the proposed sale described in the offer.

               (ii) *** following the receipt of such offer, the Buying Partner may elect to purchase the Partnership Interest of the Selling Partner and shall give notice of acceptance of the offer to the Buying Partner. Such notice shall specify a date, time and place for the closing, which shall not be more than *** days following the date of notice of acceptance of the Offer.

               (iii) Within *** following the receipt of such offer, the Buying Partner may consent to the sale of the Partnership Interest of the Selling Partner to the third person named in the offer at the same price and on the same terms and conditions as the proposed sale described in the offer and shall give notice of such consent to the Selling Partner.

               (iv) In the event that the Buying Partner has not given notice of its election pursuant to this Section 11.2(b) to the Selling Partner within *** following the receipt of such offer, the Buying Partner shall be deemed to have consented to the sale of the Partnership Interest of the Selling Partner to the third person named in the offer at the same price and on the same terms and conditions as the proposed sale described in the offer.


***CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

               (v) If the sale to a third person contemplated by Sections 11.2(b)(iii) and 11.2(b)(iv) is not completed within *** notice to the Selling Partner of the consent or deemed consent, as the case may be, of the Buying Partner to such sale, the Selling Partner shall no longer be free to sell its Partnership Interest pursuant hereto and must again comply with the procedures set forth in this Section 11.2(b) prior to transferring its Partnership Interest to a third person.

        (c) Notwithstanding the foregoing, the Partners may agree in writing to permit the transfer of any or all of their Partnership Interests upon the terms and conditions set forth in such written agreement between the Partners. The Partners may also transfer their Partnership Interests to each other upon such terms and conditions as the Partners may agree.

        11.3 Section 754 Election. In the event of a transfer of all or part of the Partnership Interest of a Partner, at the request of the party purchasing such Partnership Interest or portion thereof, the Partnership Management Committee shall cause the Partnership to elect, pursuant to Section 754 of the Code, or the corresponding provisions of subsequent law, to adjust the basis of Partnership property as provided in Section 734 and 743 of the Code.

        12.  Confidentiality; Covenants Against Competition.

        (a) Confidential Information. The parties hereto agree that the terms and provisions of the Confidentiality Agreement shall remain in full force and effect. The Partnership and the Partners hereby agree to be bound by the terms and provisions thereof.

        (b) Covenant Not to Compete. (i) Except as provided below, during the term of the Partnership, a Partner and its Affiliates (other than individuals) shall not, unless acting with the consent of all of the Partners or in accordance with paragraph (ii) below, directly or indirectly, participate in the ownership, management, operation, control or financing of, or be connected as an investor, partner, officer, director, principal, agent, representative, consultant, or otherwise with, or use or permit its name to be used in connection with, any business or other enterprise in competition with the Partnership Business worldwide.

               (ii) If during the term of the Partnership a Partner or an Affiliate of the Partner desires to pursue a business, venture or other opportunity that would be competitive with the Partnership Business, it must first offer such business, venture or other opportunity to the Partnership by written notice to the Partnership Management Committee in as much detail as is available, but in no event less that reasonable detail. The Partnership Management Committee, acting through the members of the Partner who did not submit such opportunity, shall respond within twenty (20) days thereafter to the submitting Partner whether the Partnership elects to accept such offer. If such offer is accepted, the funding for the new opportunity shall be mutually agreed by the Partners. If the offer is declined or if the Partnership Management


***CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Committee does not respond within the prescribed period, the submitting Partner is free to pursue such opportunity without limitation.

        13. Dispute Resolution. All disputes, controversies or claims arising out of or related to (i) the interpretation or enforcement of this Agreement or
(ii) any breach, termination or claim of invalidity of this Agreement (excluding in both (i) and (ii), however, any deadlock of the Partners or the Partnership Management Committee relating to decisions regarding the business or conduct of the Partnership as described in Section 7, which shall be handled as described in Section 7.4) shall be governed by the terms and provisions of the Article V of the Master Agreement.

        14.  Accounting and Records.

        14.1 Fiscal and Taxable Year. The fiscal year and the taxable year of the Partnership shall be the year ended September 30th or such other year as is required by the Code and the Regulations as the taxable year of the Partnership.

        14.2 Records. The Partnership shall keep, or cause to be kept, accurate and complete records of all transactions of the Partnership in accordance with principles and practices generally accepted for the accrual method of accounting.

        14.3 Availability for Inspection. All of the Partnership's books of account shall at all times be maintained at the principal place of business of the Partnership and shall be open during regular business hours for inspection and examination by the Partners for any purpose reasonably related to the Partnership Business.

        14.4 Tax Returns; Statements of Capital Accounts. Becton shall use its best efforts to prepare, or cause to be prepared, on behalf of the Partnership and to distribute to the Partners no later than 30 days prior to the due date as extended for each taxable year, for review, comment and approval within 14 business days after receipt, and then timely file, (i) Partnership income tax returns (and related Partner information returns) reporting the taxable income or loss and items thereof of the Partnership Business and such other tax information relating to the Partnership and the Partnership Business as is required to be set forth on such returns or is otherwise necessary to enable the Partners to prepare their respective federal state and local income tax returns and (ii) statements showing the calculation in accordance with the terms of this Agreement of the Partners' respective Capital Accounts as of the end of each fiscal year.

        14.5 Financial Statements. The Partnership shall furnish to the Partners, before December 31st of each year, an annual audited financial report of the Partnership prepared in accordance with generally accepted accounting principles, including a balance sheet and profit and loss statement. The Partnership shall also furnish the Partners with such interim financial statements as the Partnership deems appropriate.

        15. Bank Accounts. The Partnership shall maintain a bank account or accounts in which shall be deposited all funds of the Partnership. Withdrawals from such account or accounts shall be made upon checks signed by all of the Partners or by the Project Manager or any other person authorized to do so by the Partnership Management Committee.

        16. Amendments. This Agreement may be amended only with the consent of all the Partners.

        17. Notices. Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally, by facsimile (upon receipt of appropriate written confirmation) or sent by registered or certified mail, return receipt requested, or by overnight courier service, postage prepaid as follows:

        If to the Becton Partner, to:
        Becton Dickinson Venture LLC
        c/o Becton Dickinson Microbiology Systems
        7 Loveton Circle
        Sparks, MD 21152
        Attention: President

        With required copies to:

        Becton, Dickinson and Company
        1 Becton Drive
        Franklin Lakes, NJ 07417
        Attention: General Counsel

        If to the Nanogen Partner, to:

        NanoVenture LLC c/o Nanogen, Inc.
        10398 Pacific Center Court
        San Diego, CA 92121
        Attention: Chief Executive Officer
        Facsimile: (619) 546-7717

        With required copies to:

        Nanogen, Inc.
        10398 Pacific Center Court
        San Diego, CA 92121
        Attention:  General Counsel

        Thomas E. Sparks, Esq.
        Pillsbury Madison & Sutro LLP
        235 Montgomery Street
        San Francisco, CA 94104
        Facsimile: (415) 983-1200

or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so received or upon refusal to accept delivery of same or inability to deliver because of failure to give notice of change of address as provided herein.

        18. Tax Matters Partner; Elections. The Becton Partner is hereby designated, and hereby agrees to discharge duly the duties of, the Tax Matters Partner of the Partnership, as that term is defined in Section 6231(a)(7) of the Code. Expenses incurred by the Tax Matters Partner in performing the duties as Tax Matters Partner, including reasonable attorney's fees incurred to obtain legal advice, guidance or services in connection with contesting any claim made by the Internal Revenue Service, shall constitute expenses of the Partnership and shall be paid by the Partnership. The Tax Matters Partner shall at all times assure that each Partner is a Notice Partner (as defined in Section 6231(a)(8) of the Code) with respect to the Partnership.

        The Tax Matters Partner shall promptly (a) notify the Partners of any audit or other tax matter which is brought to the attention of the Tax Matters Partner, by written notice from the Internal Revenue Service, and (b) forward to all Partners copies of any notices, correspondence, reports or other instruments, communications or documents received by the Tax Matters Partner in connection therewith; provided, however, that the Tax Matters Partner, unless approved by the Partners, shall not have the right (i) under Section 6229(b)(1)(B) of the Code or any successor to such provision to extend the period of limitations set forth in Section 6229(a) of the Code or any successor provision; (ii) to agree to any settlement of any alleged tax deficiency arising with respect to Partnership taxable income or loss, credits or any item included therein, a Partner's share thereof or other Partnership tax matter, or agree to any adjustment of Partnership taxable income or loss, credits or any item included therein, or a Partner's share thereof; (iii) to file any petition for judicial review, or any other judicial proceeding, with respect to the Partnership or any Partner's share of Partnership taxable income or loss, credits or any item included therein, or any Partnership tax matter; or (iv) to file any requests for administrative review or adjustment, or other administrative relief, on behalf of the Partnership in any tax matter or with respect to any Partner's share of Partnership taxable income or loss, credits or any item included therein.

        19. Indemnity. The Partnership shall indemnify each Partner against expenses actually and necessarily incurred by it in connection with the defense or any settlement of any action, suit or proceeding brought or threatened in which the Partner is or may be made a party, by reason of it being or having been a Partner, except in relation to matters as to which (i) the Partner acted beyond the scope of the Partnership Business, or (ii) in such action, suit or proceeding, the Partner's actions shall have been adjudged to constitute gross negligence, recklessness, willful misconduct or fraud in the performance of its duties. Furthermore, each Partner shall indemnify the other Partner from and against any liability incurred by such other Partner over and above the proportionate share of any liabilities of the Partnership.

        20.  Miscellaneous.

        20.1 Binding Effect. Except as herein provided to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their personal representatives, and permitted successors and assigns.

        20.2 Written Amendment; Waiver. This Agreement may be amended only by a written instrument executed by the parties hereto. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by any party of any condition or term in any one or more instances shall be construed as a further or continuing waiver of such condition or term or any other condition or term.

        20.3 Governing Law; Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its choice of laws principles. This Agreement shall be construed and interpreted without application of any principle or rule to the effect that ambiguities are to be construed against the party responsible for drafting the agreement. The headings contained herein are for reference purposes only and shall not in any way affect the meaning of this Agreement.

        20.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

        20.5 No Benefit to Others. The terms and provisions contained in this Agreement are for the sole benefit of the parties and their successors and assigns, and they shall not be construed as conferring and are not intended to confer any rights on any other persons.

                            [SIGNATURES ON NEXT PAGE]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                      BECTON DICKINSON VENTURE LLC



                                      By s/ Vincent A. Forlenza
                                      ------------------------------------------


                                      Its President
                                          ---------
                                      BDMS
                                      ------------------------------------------


                                      NANOVENTURE LLC



                                      By /s/ Howard Birndorf
                                      ------------------------------------------

                                      Its Manager
                                          --------------------------------------

                                    EXHIBIT B

                     COLLABORATIVE RESEARCH AND DEVELOPMENT
                              AND LICENSE AGREEMENT

         THIS AGREEMENT is dated as of October 1, 1997 by and among Becton, Dickinson and Company, a New Jersey corporation, through its Becton Dickinson Microbiology Systems Division, having a place of business at 7 Loveton Circle, Sparks, Maryland 21152 (hereinafter, "Becton"), Nanogen, Inc., a California corporation, having its principal office and place of business at 10398 Pacific Center Court, San Diego, California 92121 (hereinafter, "Nanogen"), and The Nanogen/Becton Dickinson Partnership, a Delaware general partnership having its principal place of business at 10398 Pacific Center Court, San Diego, California 92121 (hereinafter, the "Partnership").

                                   R E C I T A L S

         WHEREAS, Nanogen has developed certain technology related to electronically addressable microchip oligonucleotide arrays ("Arrays"); and

         WHEREAS, Becton has developed certain technology related to methods for creating multiple copies of an oligonucleotide sequence known as Strand Displacement Amplification ("SDA"); and

         WHEREAS, concurrently with the execution of this Agreement, respective companies owned by Becton and Nanogen have formed the Partnership; and

         WHEREAS, the Partnership wishes to engage Becton and Nanogen to perform certain research and development activities on behalf of the Partnership as contemplated herein.

         NOW THEREFORE, in consideration of the mutual covenants and undertakings contained herein, the parties hereby agree as follows:

         1.         DEFINITIONS

         As used in this Agreement:

         1.1 "Agreement" shall mean this agreement and any exhibits, appendices, attachments or addenda hereto, and any renewals or extensions of this agreement.

         1.2 "Becton Intellectual Property" shall mean and include all patentable and unpatentable inventions, ideas, discoveries, improvements, design rights, semiconductor mask works, works of authorship, trade secrets, know-how and any equivalents thereof which are in existence as of the Effective Date or thereafter, as are necessary to make, have made, use or sell a Product and are owned by Becton.

         1.3 "Becton Patent Rights" shall mean all United States patents and patent applications owned by Becton which are in existence as of the Effective Date or thereafter and contain a claim necessary to make, have made, use or sell a Product, including all divisionals, continuations, continuations-in-part, re-examinations, reissues, and all foreign equivalents of any of the foregoing in whole or in part.

         1.4 "Becton Program Inventions" shall mean all Program Inventions made or conceived by employees or others acting solely on behalf of Becton; provided, however, that Becton Program Inventions shall not include Program Inventions which constitute improvements, enhancements, modifications or alterations of Arrays ("Array Improvements") which are made or conceived by employees or others acting on behalf of Becton. For purposes of this Agreement, Array Improvements shall be deemed Nanogen Program Inventions.

        1.5 "Effective Date" shall mean October 1, 1997.

        1.6 "Field" shall mean in vitro nucleic acid-based diagnostic and monitoring technology involving tests utilizing Arrays for the detection, identification and/or determination of susceptibility/resistance of microbial agents (i.e., bacteria, viruses, fungi and parasites), excluding, however, ***. Notwithstanding the foregoing, the Field shall include the detection of *** for a period which concludes on that date which is *** following the Effective Date or *** following the first commercial introduction of Product, whichever shall first occur.

        1.7 "Joint Program Inventions" shall mean all Program Inventions made or conceived by employees or others acting on behalf of Becton jointly with employees or others acting on behalf of Nanogen; provided, however, that Joint Program Inventions shall not include: (a) *** which are made or conceived by employees or others acting on behalf of Becton jointly with employees or others acting on behalf of Nanogen, which ***, for purposes of this Agreement, ***, and
(b) *** which are made or conceived by employees or others acting on behalf of Nanogen jointly with employees or others acting on behalf of Becton, which ***, for purposes of this Agreement ***.


***CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

        1.8 "Master Agreement" shall mean that certain Master Agreement dated as of October 1, 1997 between Becton and Nanogen.

        1.9 "Nanogen Intellectual Property" shall mean and include all patentable and unpatentable inventions, ideas, discoveries, improvements, design rights, semiconductor mask works, works of authorship, trade secrets, know-how and any equivalents thereof which are in existence as of the Effective Date or thereafter, are necessary to make, have made, use or sell a Product and are owned by Nanogen.

        1.10 "Nanogen Patent Rights" shall mean all United States patents and patent applications owned by Nanogen which are in existence as of the Effective Date or thereafter and which contain a claim necessary to make, have made, use or sell a Product, including all divisionals, continuations, continuations-in-part, re-examinations, reissues, and all foreign equivalents of any of the foregoing in whole or in part.

        1.11 "Nanogen Program Inventions" shall mean all Program Inventions made or conceived by employees or others acting solely on behalf of Nanogen; provided, however, that Nanogen Program Inventions shall not include Program Inventions which constitute improvements, enhancements, modifications or alterations of SDA ("SDA Improvements") which are made or conceived by employees or others acting on behalf of Nanogen. For purposes of this Agreement, SDA Improvements shall be deemed Becton Program Inventions.

        1.12 "Partners" or "Partner" shall mean a partner in the Partnership. The Partners are Becton and NanoVenture LLC, a Delaware limited liability company.

        1.13 "Partnership Agreement" shall mean that certain General Partnership Agreement dated as of October 1, 1997 between the Partners.

        1.14 "Partnership Management Committee" shall mean the Management Committee of the Partnership (as defined in the Partnership Agreement).

        1.15 "Primary Filing Countries" shall mean the United States, Canada, European Community Countries and Japan.

        1.16 "Prior R&D Agreement" shall mean that certain Collaborative Research and Development Agreement dated as of May 5, 1997 between Becton and Nanogen.

        1.17 "Product" shall mean an instrument/reagent system which employs or embodies Program Inventions.

        1.18 "Program Inventions" shall mean and include all patentable and unpatentable inventions, ideas, discoveries, improvements, design rights, semiconductor mask works, works of authorship, trade secrets, know-how and any equivalents thereof, and any patent applications or patents based thereon, made or conceived during and as a result of the Research Program (including, without limitation, Program Inventions as defined in the Prior R&D Agreement), all of which shall be identified in Appendix A to this Agreement, which Appendix shall be amended from time to time as warranted.

        1.19 "Reimbursable Costs" shall mean all direct and indirect costs incurred by the Researching Party in performing its obligations under this Agreement, which may include without limitation, as applicable:

        (i) salaries and wages,

        (ii) payroll taxes,

        (iii) contract labor,

        (iv) fringe benefits,

        (v) expenses incurred in occupying facilities (including leasehold improvements) and equipment-related expenses, excluding depreciation and amortization expenses,

        (vi) recruitment and relocation,

        (vii) communications expense,

        (viii) supplies,

        (ix) development and prototype materials,

        (x) freight and transportation,

        (xi) training and education,

        (xii) travel expenses,

        (xiii) data processing costs,

        (xiv) patent, trademark and license fees and filing, prosecution and maintenance expenses,

        (xv) insurance,

        (xvi) professional services,

        (xvii) depreciation and amortization of facilities (including leasehold improvements) and equipment,

        (xviii) a financing charge for capital acquisitions made by the Researching Party for use in performing work under this Agreement,

        (xix) outside purchased services,

        (xx) sales and use taxes (including such taxes applicable to the acquisition, use, transfer or deemed transfer of property by a Researching Party),

        (xxi) periodic lease and rental payments under capital or financing leases,

        (xxii) costs of applying for approvals, and fees payable to governmental agencies, including the United States Food and Drug Administration (the "FDA") and comparable foreign regulatory authorities, including expenses resulting from generation of chemical, toxicological, microbiological and pharmacological data and techniques, clinical data and product formulations and specifications,

        (xxiii) periodic and special reports, including reports to Partners, and

        (xxiv) costs of preparation, analysis and submission of post-marketing reports required by the FDA, including, without limitation, adverse reaction reports and annual reports.

        (b) In determining Reimbursable Costs, each Researching Party will employ the following accounting policies:

        (i) Capital equipment, facilities and leasehold improvements will be assigned an estimated economic useful life and salvage value, if any, and depreciation and amortization will be computed using the straight-line method. Depreciation and amortization will be allocated to Reimbursable Costs under this Agreement directly or through overhead rates applied to direct labor expense.

        (ii) Total facilities expenses of each Researching Party, excluding leasehold improvement amortization allocated to specific functional areas and net of any sublease revenues, will be allocated to Reimbursable Costs under this Agreement based on the ratio of square footage utilized by or committed to use by direct and indirect personnel engaged in work under this Agreement to the total amount of utilized or committed square footage owned or leased by such Researching Party.

        (iii) General and administrative expenses of each Researching Party will be allocated to this Agreement directly or based on the ratio of total Reimbursable Costs to total operating expenses of such Researching Party, excluding (in both instances) general and administrative expenses subject to such allocation.

        (iv) All other indirect expenses not covered in paragraphs (i) through
        (iii) of this subparagraph 1.19(b) which are in support of the Research Program will be allocated to Reimbursable Costs under this Agreement through overhead rates applied to direct labor expense.

        (c) The term "capital acquisition" as used herein shall mean that portion of capital equipment, facilities, leasehold improvements or other property, whenever acquired by the Researching Party, which are capitalized on the Researching Party's accounting records and which are either: (A) purchased directly by the Researching Party; (B) financed by the Researching Party under a conditional sale contract; (C) financed by the Researching Party through a secured loan; or (D) assets constructed in-house by the Researching Party. Assets acquired under capital or financing leases will not be considered capital acquisitions for purposes of this section.

        (d) With respect to capital acquisitions financed by the Researching Party with specific borrowing, the financing charge referred to above will be in the amount and at the time of the actual financing costs incurred by the Researching Party. With respect to capital acquisitions not financed by the Researching Party with specific borrowing, the financing charge will be based on the prime lending rate in effect from time to time at Citibank N.A., New York, New York, plus two (2) percentage points, to the extent permitted by applicable law, applied to the Researching Party's net book value. "Net book value" is defined as the gross capital acquisition value excluding capital acquisitions financed by the Researching Party with specific borrowing, less related accumulated depreciation and amortization. The financing charge for each billing period will be prorated to the extent depreciation or amortization of the capital acquisitions has been allocated to work other than work under this Agreement during such period. The financing charge will be calculated monthly based on the net book value at the end of the preceding fiscal month.

          1.20 "Research Management Committee" shall mean a committee which shall be responsible for administering and reviewing the Research Program. The Research Management Committee shall consist of three (3) employees of Becton and three (3) employees of Nanogen, at least one of whom from each company shall be research director level or higher.

          1.21 "Research Milestone I" shall mean, with respect to either or both of Project A and Project B as applicable, all items listed in the Research Program to be completed by December 31, 1997.

          1.22 "Research Milestone II" shall mean, with respect to either or both of Project A and Project B as applicable, all items listed in the Research Program to be completed by June 30, 1998.

          1.23 "Researching Party" shall mean Becton and Nanogen, jointly or severally, as the context shall require.

          1.24 "Research Program" shall mean the cumulative endeavors of the parties to produce Products within the Field for the Partnership in accordance with the specifications, timetables, milestones, reports and deliverables, as set forth in Appendix B hereto, as it may be amended from time to time.

          1.25 "Total Available Funds" shall mean the aggregate sums of cash contributed to the Partnership by the Partners pursuant to Paragraph 8.1 of the Partnership Agreement.

          2.  RESEARCH PROGRAM

          2.1 Each of Becton and Nanogen shall use reasonable efforts to perform their respective activities in accordance with the Research Program.

          2.2 Each of Becton and Nanogen shall promptly notify the other party, in writing, through the Research Management Committee, of the existence of any new Program Inventions.

          2.3 The Research Management Committee shall meet from time to time, but at least once every three (3) months during the term of this Agreement, at a mutually agreed location, to: (a) review progress and ongoing resource allocation and budgeting matters of the Research Program; (b) amend the Research Program as agreed by the parties; (c) disclose Program Inventions which have not previously been disclosed in accordance with Paragraph 2.2; and (d) review the status of patent filings with respect to Program Inventions and, if necessary in view of such review, propose amendments to Appendix A of this Agreement. In order to facilitate the disclosure of Program Inventions and the review of the status of patent filings with respect to Program Inventions, patent attorneys for Becton and Nanogen should participate in all such meetings.

          2.4 Within five (5) business days following each meeting pursuant to Paragraph 2.3, the Research Management Committee shall cause to be prepared a written summary of such meeting, which summary shall include, at a minimum: (a) a list of all Program Inventions which have come into existence since the Effective Date or since the previous meeting, whichever is applicable; (b) all patent filings with respect to Program Inventions since the Effective Date or since the previous meeting, whichever is applicable;

and (c) a report regarding the progress of the Research Program. Such written summary shall be signed by the patent attorneys for each party to evidence their respective party's agreement regarding the accuracy of such written summary.

          2.5 The Partners and each Researching Party may, upon reasonable notice during normal business hours, (a) visit the facilities where the Research Program is being conducted to the extent relating to such Research Program, (b) consult informally, during such visits and by telephone, with personnel of the other Researching Party performing work on the Research Program, and (c) with the other Researching Party's prior approval, which approval shall not be unreasonably withheld, visit the sites of any tests or experiments being conducted by such other Researching Party in connection with the Research Program, but only to the extent in each case as such trials or other experiments relate to the Research Program. On such visits an employee of the Researching Party conducting the research or development activities shall accompany the employee(s) of the visiting Researching Party. If requested by the visiting Researching Party, the Researching Party shall cause appropriate individuals working on the Research Program to be available for meetings at the location of the facilities where such individuals are employed at times reasonably convenient to the party responding to such request. All information revealed to representatives of the Partners and/or the Researching Parties during the visits and consultations provided for in this Paragraph 2.5 shall be treated as confidential information in accordance with Paragraph 5 of this Agreement.

        3.  PAYMENT

        3.1 The Partnership shall pay a research and development fee equal to each Researching Party's Reimbursable Costs incurred in performing its obligations under this Agreement (the "Fee"). The Fee in the aggregate for both Researching Parties shall not exceed Total Available Funds. Neither Researching Party makes any warranty of any kind that the Fee will be sufficient to complete the Research Program. The Fee shall be payable by the Partnership to each Researching Party as follows:

        (a) The initial annual budget for the Research Program shall be prepared by the Research Management Committee within forty-five (45) days following the Effective Date, shall be approved by the respective parties and shall be attached hereto as Appendix C. Annually thereafter during the term hereof, the Research Management Committee shall develop a budget for the Research Program, including anticipated quarterly expenditures by each Researching Party. The Research Management Committee shall submit each such subsequent budget to the Partnership Management Committee for its review and approval at least forty-five
(45) days prior to commencement of the next annual period. The Partnership Management Committee shall review such budget and inform the Research Management Committee of its determination with respect to same within thirty (30) days following its receipt of same. If the budget is not approved, the Research Management Committee shall confer with the Partnership Management Committee to attempt to develop a mutually acceptable budget. If the parties are unable to do so, the disagreement shall be resolved in accordance with the procedures set forth in Article V of the Partnership Agreement. Until such time as a budget is established, the obligation of the Researching Parties for periods covered by the budget shall be postponed.

          (b) The Fee shall be payable to each Researching Party in quarterly installments commencing on October 1, 1997. Each quarterly installment shall be due not later than five (5) business days following the first day of each quarter. All installments shall be based upon an estimate of the Reimbursable Costs expected to be incurred by each Researching Party during its next quarterly period beginning on such date, up to a maximum of such Researching Party's budgeted amount for such quarter. Such estimate shall be set forth in an invoice prepared by each Researching Party in reasonable detail, signed by a duly authorized officer of each Researching Party and submitted to the Partnership at least twenty (20) days prior to the beginning of the quarterly period with respect to which such payment is to be made. Each such invoice shall be due and payable in full by the Partnership prior to the beginning of such quarterly period. Beginning with the second invoice under this Agreement, such invoice shall include a reconciliation and adjustment for the period covered by the preceding invoice to reflect any difference between actual Reimbursable Costs incurred by each Researching Party and estimated Reimbursable Costs for such period, up to a maximum of such Researching Party's budgeted amount for such quarter. Any amounts in excess of the budgeted amount shall be subject to the review and approval of the Partnership Management Committee.

          3.2 If the Partnership fails to make prompt and timely payment, the affected Researching Party may give written notice thereof, and unless the Partnership within fifteen (15) days following receipt of such notice makes such payment, such Researching Party may at any time thereafter until the Partnership makes such payment suspend the research and development services under this Agreement on written notice to the Partnership.

          4.  REPORTS AND RECORDS

          4.1 Each Researching Party shall provide to the Partnership within forty-five (45) days following the end of each of such Researching Party's quarterly periods beginning with the end of the first period on December 31, 1997, a report in such reasonable detail as the Partnership may request setting forth:

          (a) the Reimbursable Costs during such period;

          (b) the work performed by such Researching Party during such period;
and

          (c) the status of the research and development of the Products at the end of the period.

          4.2 Each Researching Party shall keep and maintain, in accordance with generally accepted accounting principles and practices, proper and complete records and books of account documenting all Reimbursable Costs. Each Researching Party agrees to permit nationally recognized certified public accountants retained by the Partnership reasonable access to such records at least annually to verify the Reimbursable Costs billed by such Researching Party to the Partnership; and such Researching Party shall provide annually to the Partnership a certification by nationally recognized certified public accountants as to the Reimbursable Costs billed to the Partnership in that year. The Partnership will keep confidential, and will not disclose to any third party, except such disclosures as may be required by law, without the prior written consent of the Researching Party, information in statements delivered to the Partnership or obtained by the Partnership through access of its independent certified public accounting firm to the books and records of such Researching Party.

        5. CONFIDENTIALITY AND NON-DISCLOSURE

        That certain Confidentiality Agreement effective as of February 6, 1997 between Becton and Nanogen, as amended (the "Confidentiality Agreement"), shall remain in full force and effect, except that the terms "Becton Information", "Nanogen Information" and "Information" shall include information provided under this Agreement, the Partnership Agreement, the Prior R&D Agreement and the Administrative Services Agreement dated as of October 1, 1997 between Becton and the Partnership (the "Services Agreement"), and the term "Stated Purpose" shall include the activities conducted for the Partnership contemplated by this Agreement, the Partnership Agreement, the Prior R&D Agreement and the Services Agreement. The Partnership also hereby agrees to be bound by the terms and conditions of the Confidentiality Agreement as if a party thereto.

        6. INTELLECTUAL PROPERTY LICENSES

        6.1 (a) Becton hereby grants (i) solely during the existence of the Partnership, to the Partnership, a worldwide, royalty-free, nonexclusive license in and to Becton Intellectual Property and Becton Patent Rights, solely to make, have made, use, offer to sell, sell and import Products in the Field, (ii) solely during the term of this Agreement to Nanogen, a worldwide, royalty-free, nonexclusive license in and to Becton Intellectual Property and Becton

Patent Rights, solely to use in research and development activities of the Research Program under this Agreement and (iii) solely in the event of a buyout pursuant to Section 7.8 of the Partnership Agreement, to the Purchasing Party (as defined in Section 7.8(c)), a worldwide, royalty-free, nonexclusive license in and to Becton Intellectual Property and Becton Patent Rights, solely to make, have made, use, offer to sell, sell and import Products in the Field.

        (b) Nanogen hereby grants (i) solely during the existence of the Partnership, to the Partnership, a worldwide, royalty-free, nonexclusive license in and to Nanogen Intellectual Property and Nanogen Patent Rights, solely to make, have made, use, offer to sell, sell and import Products in the Field, (ii) solely during the term of this Agreement, to Becton, a worldwide, royalty-free, nonexclusive license in and to Nanogen Intellectual Property and Nanogen Patent Rights, solely to use in research and development activities of the Research Program under this Agreement and (iii) solely in the event of a buyout pursuant to Section 7.8 of the Partnership Agreement, to the Purchasing Party (as defined in Section 7.8(c)), a worldwide, royalty-free, nonexclusive license in and to Nanogen Intellectual Property and Nanogen Patent Rights, solely to make, have made, use, offer to sell, sell and import Products in the Field.

        (c) The Partnership hereby grants: (i) to Becton, a perpetual, worldwide, royalty-free, exclusive license in and to Becton Program Inventions for all applications other than to make, have made, use, offer to sell, sell and import Products in the Field, (ii) to Nanogen, a perpetual, worldwide, royalty-free, exclusive license in and to Nanogen Program Inventions for all applications other than to make, have made, use, offer to sell, sell and import Products in the Field; and (iii) to Becton and Nanogen, jointly, perpetual, worldwide, royalty-free, co-exclusive licenses in and to Joint Program Inventions for all applications other than to make, have made, use, offer to sell, sell and import Products in the Field.

        6.2 The licenses granted in accordance with Paragraphs 6.1(a) and (b) do not include a right to grant sublicenses. The licenses granted by the Partnership to Becton and Nanogen in accordance with Paragraphs 6.1(c) include a right to grant sublicenses.

        6.3. The Partnership shall use commercially reasonable efforts to exploit Products in the Field.

        6.4 The Partnership shall mark all Products manufactured or sold by it under this Agreement in accordance with all applicable laws relating to patent marking, which shall contain the following marking, as applicable,: "Licensed from Becton, Dickinson and Company" or "Licensed from Nanogen, Inc."

        6.5 The Partnership shall comply with all applicable laws of the United States and any other appropriate jurisdiction and the regulations promulgated thereunder, in the development, manufacture, distribution, sales and marketing of Products.

        6.6 In the event that any substantial and continuing infringement of any of the Becton Patent Rights or Nanogen Patent Rights licensed hereunder comes to the attention of any party hereto, such party shall promptly notify the Partnership Management Committee, which Committee will determine an appropriate action in accordance with its authority.

        7. INTELLECTUAL PROPERTY AND PATENT RIGHTS

        7.1 Subject to the licenses granted by the Partnership to Becton and Nanogen, individually and jointly, in Paragraph 6.1(c), the entire right, title and interest in all Program

Inventions shall be owned solely by the Partnership. Becton hereby assigns its entire right, title and interest in all Becton Program Inventions and Joint Program Inventions to the Partnership, and Nanogen hereby assigns its entire right, title and interest in all Nanogen Program Inventions and Joint Program Inventions to the Partnership.

           7.2 Each Researching Party promptly shall disclose to the other Researching Party and the Partnership the making, conception or reduction to practice of Program Inventions by employees or others acting on behalf of such party. Each of Nanogen and Becton hereby represents and warrants that all employees and others acting on its respective behalf in performing its obligations under this Agreement shall be obligated under a binding written agreement to assign to it, or as it shall direct, all Program Inventions made or developed by such employees or others.

           7.3 Promptly following any disclosure of Program Inventions pursuant to Paragraph 2.2 and Paragraph 7.2, the Research Management Committee, in consultation with patent attorneys for Becton and Nanogen, shall discuss and determine, in good faith, whether patent applications should be prepared and filed for such disclosed Program Inventions.

           7.4 If patent applications are to be prepared and filed pursuant to Paragraph 7.3, then the Research Management Committee shall discuss and determine, in good faith, for each of such Program Inventions, which of the parties shall be responsible for the preparation, filing, prosecution and maintenance of such patent applications in the Primary Filing Countries. Each of such patent applications shall become part of the Program Inventions, and Appendix A shall be amended accordingly to evidence such Program Inventions.

        7.5 (1) If the Research Management Committee determines that a particular patent application be filed in a country or countries in addition to the Primary Filing Countries, then the Research Management Committee shall determine which Researching Party shall be responsible for the filing, prosecution and maintenance of such patent application, and such patent application shall be part of the Program Inventions.

            (2) If the Research Management Committee determines not to file a particular patent application in a country or countries in addition to the Primary Filing Countries, either Researching Party, alone, after written waiver by the other Researching Party, may file such particular patent application in such country or countries and shall pay, without right to reimbursement thereof, all costs and expenses for filing, prosecution and maintenance of patent application filed in such country or countries, and notwithstanding the provisions of Paragraph 6.1, that Researching Party shall own, exclusively, all right, title and interest in such patent application.

            (3) If the other Researching Party of Paragraph 7.5(b) does not provide such written waiver, then any such particular patent application shall be treated as if the Research Management Committee had made a declaration to file the particular patent application in a country or countries in addition to the Primary Filing Countries in accordance with Paragraph 7.5(a).

        7.6 Each Researching Party shall keep the Research Management Committee currently informed of the filing and progress of all material aspects of the prosecution of all such patent applications and of the issuance of patents, and shall consult with the Research

Management Committee concerning any decisions which would affect the scope of any issued claims and other prosecutorial details, including the potential abandonment of any application.

           7.7 Upon request, each Researching Party shall execute and deliver to the other Researching Party or the Partnership, as applicable, all descriptions, applications, assignments and other documents and instruments as are necessary or proper to carry out the provisions of Paragraphs 7.1, 7.2, 7.3, 7.4, 7.5 and 7.6, without further compensation except as otherwise provided in Paragraph 1.19, and the Researching Parties shall cooperate with and assist each other or their nominees and the Partnership in all reasonable ways and at all reasonable times, including, but not limited to, testifying in all legal proceedings, signing all lawful papers and in general performing all lawful acts reasonable, necessary or proper, to aid the other Researching Party or the Partnership, as applicable, in obtaining, maintaining, defending and enforcing all lawful patent, copyright, trade secret, know-how and the like in the Primary Filing Countries and elsewhere.

           7.8 Except as otherwise provided in this Agreement, under no circumstances shall either Researching Party or the Partnership, as a result of this Agreement, obtain any ownership interest or other right in any technology, know-how, trade secrets, patents, pending patent applications or products of the other Researching Party, including items owned, controlled or developed by the other, or transferred by the other to such Researching Party at any time pursuant to this Agreement. It is understood and agreed by the parties hereto that this Agreement does not grant to either Researching Party or to the Partnership any license or other right, other than the licenses granted in Paragraph 6.1 and the assignments granted in Paragraph 7.1.

        8. TERM AND TERMINATION

        8.1 This Agreement will terminate upon the earliest of:

        (a) the expenditure or incurrence by both Researching Parties pursuant to this Agreement of Reimbursable Costs of an aggregate amount equal to Total Available Funds;

        (b) the institution of voluntary or involuntary proceedings by or against either Researching Party or the Partnership in bankruptcy, or under any insolvency law, or for corporate reorganization, the appointment of a receiver, or petition for the dissolution of such Researching Party or the Partnership for the benefit of creditors;

        (c) the date the Partnership gives notice to both Researching Parties of its decision to terminate this Agreement;

        (d) the date the Partnership terminates;

        (e) the date mutually agreed to in writing for termination by both Researching Parties and the Partnership;

        (f) December 31, 1997 if Research Milestone I is not successfully completed for either Project A or Project B;

        (g) June 30, 1998 if Research Milestone II is not successfully completed for either Project A or Project B;

        (h) the date of the closing of a buyout in accordance with Section 7.8 of the Partnership Agreement; or

        (i) as otherwise provided in this Agreement.

        8.2 This Agreement may also be terminated by either Researching Party or the Partnership upon default or breach of a material obligation or condition by any of the other parties, such termination being effective sixty (60) days after receipt by the alleged defaulting or breaching party of written notice of such termination under this Paragraph specifying the default or breach; provided, however, that if the default or breach is cured or shown to be nonexistent within the sixty
(60) day period after receipt of written notice, the notice shall be deemed automatically withdrawn and of no effect.

        8.3 Termination of this Agreement alone shall not affect (i) the obligation of the Partnership under Article 3 to pay a Fee to a Researching Party for Reimbursable Costs incurred prior to the date of such termination or
(ii) any of the rights or obligations provided for in Articles 5, 6 and 7.

        8.4 All records required to be maintained pursuant to Paragraph 4.2 shall be retained for a period of at least five (5) years following the termination of this Agreement.

        9. REPRESENTATIONS AND WARRANTIES

        9.1 Becton hereby represents and warrants to Nanogen and the Partnership that it has full authority and power to enter into this Agreement, that it has secured any and all necessary approvals, permits or consents deemed necessary or advisable for the consummation of the transactions contemplated hereby and that, upon execution by Becton, Nanogen and the Partnership, this Agreement shall immediately be a valid and binding obligation of Becton, enforceable in accordance with its terms.

        9.2 Nanogen hereby represents and warrants to Becton and the Partnership that it has full authority and power to enter into this Agreement, that it has secured any and all necessary approvals, permits or consents deemed necessary or advisable for the consummation of the transactions contemplated hereby and that, upon execution by Becton, Nanogen and the Partnership, this Agreement shall immediately be a valid and binding obligation of Nanogen enforceable in accordance with its terms.

           9.3 The Partnership hereby represents and warrants to Becton and Nanogen that it has full authority and power to enter into this Agreement, that it has secured any and all necessary approvals, permits or consents deemed necessary or advisable for the consummation of the transactions contemplated hereby and that, upon execution by Becton, Nanogen and the Partnership, this Agreement shall immediately be a valid and binding obligation of the Partnership, enforceable in accordance with its terms.

           9.4 Becton hereby represents and warrants to Nanogen and the Partnership that: (a) it is the owner of the entire right, title and interest to the Becton Intellectual Property and Becton Patent Rights, and (b) to Becton's best knowledge, the Becton Patent Rights or the Becton Intellectual Property has not infringed, and is not now infringing, any third party rights and Becton has not received any notice of infringement from any third party respecting the Becton Patent Rights or the Becton Intellectual Property.

           9.5 Nanogen hereby represents and warrants to Becton and the Partnership that: (a) it is the owner of the entire right, title and interest to the Nanogen Intellectual Property and the Nanogen Patent Rights and (b) to Nanogen's best knowledge, the Nanogen Patent Rights or the Nanogen Intellectual Property has not infringed, and is not now infringing, any third party rights and Nanogen has not received any notice of infringement from any third party respecting the Nanogen Patent Rights or the Nanogen Intellectual Property.

        10. DISCLAIMERS

        10.1 THE RESEARCHING PARTIES EACH HEREBY DISCLAIM ANY AND ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THEIR RESPECTIVE RESEARCH AND DEVELOPMENT EFFORTS HEREUNDER, INCLUDING, WITHOUT LIMITATION, (A) WHETHER ANY PRODUCT CAN BE SUCCESSFULLY DEVELOPED BY EITHER OF THE RESEARCHING PARTIES, (B) WHETHER THE PRODUCTS AS DEVELOPED BY EITHER OF THE RESEARCHING PARTIES HEREUNDER CAN BE COMMERCIALLY MARKETED, (C) THE ACCURACY, PERFORMANCE, UTILITY, RELIABILITY, TECHNOLOGICAL OR COMMERCIAL VALUE, COMPREHENSIVENESS, MERCHANTABILITY OR SUITABILITY FOR ANY PARTICULAR PURPOSE WHATSOEVER OF ANY PRODUCT, AND (D) WHETHER ANY PRODUCTS MANUFACTURED WILL NOT INFRINGE ANY THIRD-PARTY PATENT, COPYRIGHT OR SIMILAR RIGHT.

        11. INSURANCE

        The Researching Parties shall each, at all times during the term of this Agreement, carry and maintain such insurance as each believes to be commercially reasonable against risks from actions contemplated under this Agreement. Such insurance shall be with insurers of recognized responsibility and may be carried under blanket policies maintained by each of the Researching Parties. The Partnership shall, to the extent reasonably possible, be included as an additional named insured on all policies of such insurance.

           12.       NOTICES

           Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally, by facsimile (upon receipt of appropriate written confirmation) or sent by registered or certified mail, return receipt requested, or by overnight courier service, postage prepaid as follows:
                               If to Nanogen:

                               Nanogen, Inc.
                               10398 Pacific Center Court
                               San Diego, California 92121
                               Attn: Chief Executive Officer
                               facsimile - (619) 546-7717

                               with a copy to:

                               Nanogen, Inc.
                               10398 Pacific Center Court
                               San Diego, California  92121
                               Attn:  General Counsel
                               facsimile - (619) 546-7717

                               and if to Becton:

                               Becton Dickinson Microbiology Systems
                               7 Loveton Circle
                               Sparks, Maryland 21152
                               Attn:  President
                               facsimile - (410) 316-4991

                               with a copy to:

                               Becton, Dickinson and Company
                               1 Becton Drive
                               Franklin Lakes, New Jersey 07417
                               Attn: Chief Patent and Licensing Counsel facsimile - (201) 848-9228

                               If to the Partnership:

                               The Nanogen/Becton Dickinson Partnership, a Delaware general partnership
                               c/o Nanogen, Inc.
                               10398 Pacific Center Court
                               San Diego, CA 92121
                               Attn:  General Counsel
                               facsimile 619-546-7717

                               with a copy to:

                               Becton Dickinson Microbiology Systems
                               7 Loveton Circle
                               Sparks, Maryland 21152
                               Attn:  President
                               facsimile - (410) 316-4991


or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so received (in case of personal delivery, facsimile or overnight courier service delivery) or upon refusal to accept delivery thereof.

        13. DISPUTE RESOLUTION

        13.1 Any dispute arising out of or relating to this Agreement which is not resolved by the Research Management Committee or is not within the purview of the Research Management Committee shall be governed by the terms and provisions of Article V of the Master Agreement.



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



           14.       MISCELLANEOUS

           14.1 This Agreement, the Master Agreement, the Partnership Agreement, the Administrative Services Agreement and the Confidentiality Agreement together constitute the entire understanding among the parties with respect to the subject matter hereof and supersede and replace all prior agreements, understandings, writings and discussions between the parties relating to said subject matter, including, without limitation, the Prior R&D Agreement, which Prior R&D Agreement is hereby terminated immediately and of no further force and effect. In the event of any conflict between any term or provision of this Agreement and any of the foregoing agreements, the Master Agreement shall control.
           14.2 This Agreement may be amended only by a written instrument executed by the parties hereto. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by any party of any condition or term in any one or more instances shall be construed as a further or continuing waiver of such condition or term or any other condition or term.

           14.3 The terms and provisions contained in this Agreement are for the sole benefit of the parties and their successors and assigns, and they shall not be construed as conferring and are not intended to confer any rights on any other persons.

           14.4 Any delays in or failure of performance by any party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the party affected, including but not limited to acts of God; acts, regulations, or laws of any government; strikes or other considered acts of workers; fires; floods;

explosions; riots; wars; rebellion; and sabotage; and any time for performance hereunder shall be extended by the actual time of delay caused by such occurrence.

           14.5 This Agreement shall not be assignable by either Researching Party, nor shall any of its obligations hereunder be delegated to a third party, without the prior written consent of the other Researching Party and the Partnership, which consent shall not be unreasonably withheld or delayed. In the event that the other Researching Party or the Partnership does not respond to a request from a Researching Party for consent to an assignment or delegation within fifteen (15) days following written notice requesting such consent, such Researching Party's or the Partnership's consent shall be deemed to be granted. In addition, a condition to any assignment or delegation hereunder shall be that the successor in interest expressly agrees in writing to assume the assigning or delegating party's obligations hereunder. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective permitted successors and assigns. No such assignment shall release the assigning party from its obligations hereunder. Notwithstanding the foregoing, the consent of the other Researching Party and the Partnership shall not be required in connection with a merger involving either Becton or Nanogen or with respect to an assignment of this Agreement in connection with, as the case may be, the acquisition, sale of all or substantially all of the assets of Becton or Nanogen, or a change of control or similar transaction.

           14.6 If any provision(s) of this Agreement are or become invalid, or are ruled illegal by any court of competent jurisdiction, or are deemed unenforceable under then current applicable law from time to time in effect during the term hereof, it is the intention of the parties hereto that the remainder of this Agreement shall not be affected thereby. It is further the intention of the parties that in lieu of each such provision which is invalid, illegal, or unenforceable, there be substituted or added as part of this Agreement, a provision which shall be as similar as possible in economic and business objectives as intended by the parties to such invalid, illegal, or unenforceable provision, but which shall be valid, legal, and enforceable, and shall be mutually agreed by the parties.

           14.7 This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its choice of laws principles. This Agreement shall be construed and interpreted without application of any principle or rule to the effect that ambiguities are to be construed against the party responsible for drafting the agreement. The headings contained herein are for reference purposes only and shall not in any way affect the meaning of this Agreement.

           14.8 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

           14.9 (a) During the term of this Agreement, the Partnership, Nanogen and Becton each acknowledge each party's interest in publishing certain of its results to obtain recognition within the scientific community and to advance the state of scientific knowledge. Each party also recognizes the mutual interest in obtaining valid patent protection and protecting business interests. Consequently, each party, its employees or consultants wishing to make a publication (including any oral disclosure made without obligation of confidentiality) relating to work performed by such party as part of the Research Program (the "Publishing Party") shall transmit to the Research Management Committee a copy of the proposed written publication at least forty-five (45) days prior to submission for publication, or an outline of such oral disclosure at least fifteen (15) days prior to presentation. The Research Management Committee shall have the right (i) to propose modifications to the publication for patent reasons and (ii) to request a reasonable delay in publication in order to protect patentable information.

        (b) If the Research Management Committee requests such a delay, the Publishing Party shall delay submission or presentation of the publication for a period of ninety (90) days to enable patent applications protecting each party's rights in such information to be filed in accordance with Paragraph 7 above. Upon the expiration of forty-five (45) days, in the case of proposed written disclosures, or fifteen (15) days, in the case of proposed oral disclosures, from transmission to the Research Management Committee, the Publishing Party shall be free to proceed with the written publication or the presentation, respectively, unless the Research Management Committee has requested the delay described above.

                         [SIGNATURES ON FOLLOWING PAGE]

           IN WITNESS WHEREOF, the parties have executed this Agreement through duly authorized representatives as of the Effective Date.

NANOGEN, INC.                                  BECTON, DICKINSON AND COMPANY



By: /s/ Howard C. Birndorf                     By: /s/ Vincent A. Forlenza
    ------------------------------------           -----------------------------
           Howard C. Birndorf                          Vincent A. Forlenza
           Chairman and Chief                          President - Worldwide
           Executive Officer                           Microbiology Systems


THE NANOGEN/BECTON DICKINSON PARTNERSHIP,
A DELAWARE GENERAL PARTNERSHIP

By   Becton Dickinson Venture LLC
     General Partner

By: /s/ Vincent A. Forlenza
    -----------------------------------------
    Name: Vincent A. Forlenza
    Title: President Becton Dickinson
           Microbiology Systems


By   NanoVenture LLC
     General Partner

By: /s/ Howard C. Birndorf
    -----------------------------------------
    Name:  Howard C. Birndorf
    Title: Manager

                                   APPENDIX A

                               PROGRAM INVENTIONS

                                 [NANOGEN LOGO]

                           INVENTION DISCLOSURE FORM

SUBMITTED BY: ***

              IF ADDITIONAL SPACE IS REQUIRED, USE A SUPPLEMENTAL
              SHEET, AND SIGN, DATE AND REFER TO IT IN THIS FORM.

1.   NAME(S) of INVENTOR(S): ***

2.   SHORT TITLE: ***.

3. CIRCUMSTANCES LEADING TO THE IDEA CONSTITUTING THE INVENTION: (e.g. problems and difficulties in present practice giving rise to the idea).

                                      ***

4. BRIEF SUMMARY OF THE INVENTION (TECHNICAL ABSTRACT), including a listing of the key technical achievements of the invention:

                                      ***

5.   KEY ISSUES REGARDING PATENTABILITY:

     A.   IS THE INVENTION NEW (NOVEL)? ***

     B.   IS THE INVENTION NON-OBVIOUS? ***

*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

                                      ***

     6. DETAILED DESCRIPTION OF THE INVENTION (If a MACHINE, give structure, mode of operation and results; if an ARTICLE, give details of structure and use; if a METHOD or PROCESS, give steps, conditions and results; and if a COMPOSITION OF MATTER give components, proportions and synthesis. Please attach sketches, blueprints or photographs).(1) THE DESCRIPTION MUST (1) ENABLE ONE SKILLED IN THE ART TO MAKE AND USE YOUR INVENTION AND (2) DESCRIBE WHAT YOU CURRENTLY BELIEVE TO BE THE BEST MODE FOR PRACTICING YOUR INVENTION.

                                      ***

*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

                                      ***

1. IDENTIFY ALL RELEVANT PRIOR WORK (including of yourself or coworkers) of which you are aware. Briefly describe the relevance to your invention, and indicate how your invention differs from the prior work. Please provide copies of any printed publications with this invention disclosure form.

2.
     ***
     ***

3.   CONCEPTION DATE (day, month and year; and specify records relied on).

     ---------------------------------------------------------------------

     ---------------------------------------------------------------------

4. EARLIEST DISCLOSURE TO OTHERS (STATE where, when and to whom; specify records relied on);
     ---------------------------------------------------------------------

5.   DATE OF EARLIEST SKETCH OR DRAWING (Give drawing number):

     ---------------------------------------------------------------------

     ---------------------------------------------------------------------

6. EARLIEST DATE INVENTION WAS OPERATED OR PRODUCED (State when, where, describe tests in detail, and give names of witnesses present during operation or tests).


     STATE THE DATE OF ACTUAL OR EXPECTED FIRST PUBLIC USE, DISCLOSURE OR SALE (Including offers for sale):

     Unknown


7. WAS INVENTION DEVELOPED USING FUNDS FROM THE FEDERAL GOVERNMENT? _____ IF SO, please identify which contracts:
     No

8. IS THIS INVENTION RELATED TO ANY OTHER INVENTION FOR WHICH ANY APPLICATION OR OTHER INVENTION DISCLOSURE FORM HAS BEEN SUBMITTED? If so, please identify.

     Not that I am aware

                                      ***

*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

                                    Nanogen

                           INVENTION DISCLOSURE FORM

SUBMITTED BY: ***

              IF ADDITIONAL SPACE IS REQUIRED, USE A SUPPLEMENTAL
              SHEET, AND SIGN, DATE AND REFER TO IT IN THIS FORM.

1.   NAME(S) OF INVENTOR(S): ***

2.   SHORT TITLE: ***

3. CIRCUMSTANCES LEADING TO THE IDEA CONSTITUTING THE INVENTION: (e.g. problems and difficulties in present practice giving rise to the idea).

                                      ***

4. BRIEF SUMMARY OF THE INVENTION (TECHNICAL ABSTRACT), including a listing of the key technical achievements of the invention:

                                      ***

5.   KEY ISSUES REGARDING PATENTABILITY:

     A. IS THE INVENTION NEW (NOVEL)?

                                      ***

*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

6. DETAILED DESCRIPTION OF THE INVENTION (If a MACHINE, give structure, mode of operation and results; if an ARTICLE, give details of structure and use; if a METHOD or PROCESS, give steps, conditions and results; and if a COMPOSITION OF MATTER give components, proportions and synthesis. Please attach sketches, blueprints or photographs).(1) THE DESCRIPTION MUST (1) ENABLE ONE SKILLED IN THE ART TO MAKE AND USE YOUR INVENTION AND (2) DESCRIBE WHAT YOU CURRENTLY BELIEVE TO BE THE BEST MODE FOR PRACTICING YOUR INVENTION

                                      ***


---------

*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

                                    [CHART]

                                      ***




*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

                                    [CHART]

                                      ***







*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

1. IDENTIFY ALL RELEVANT PRIOR WORK (including of yourself or coworkers) of which you are aware. Briefly describe the relevance to your invention, and indicate how your invention differs from the prior work. Please provide copies of any printed publications with this invention disclosure form.

2.   ***

3. CONCEPTION DATE (day, month and year; and specify records relied on). Approximately July 24, 1997 (see above)

     EARLIEST DISCLOSURE TO OTHERS (State where, when and to whom; specify records relied on):

     None

4.   DATE OF EARLIEST SKETCH OR DRAWING (Give drawing number):

     --------------------------------------------------------------------
     --------------------------------------------------------------------

5. EARLIEST DATE INVENTION WAS OPERATED OR PRODUCED (State when, where, describe tests in detail, and give names of witnesses present during operation or tests).

     STATE THE DATE OF ACTUAL OR EXPECTED FIRST PUBLIC USE, DISCLOSURE OR SALE (Including offers for sale):

     Unknown

6. WAS INVENTION DEVELOPED USING FUNDS FROM THE FEDERAL GOVERNMENT? ___________ IF SO, please identify which contracts:

     No

7. IS THIS INVENTION RELATED TO ANY OTHER INVENTION FOR WHICH ANY APPLICATION OR OTHER INVENTION DISCLOSURE FORM HAS BEEN SUBMITTED? (If so, please identify.

     ***

Dated:   ***


*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

                                                  (Print Name)


                                      ***





                                           --------------------------
                                                  (Print Name)

Dated:                                  By:
      --------------------------           --------------------------
                                                  (Signature)


                                           --------------------------
                                                  (Print Name)

Dated:                                  By:
      --------------------------           --------------------------
                                                  (Signature)


                                           --------------------------
                                                  (Print Name)

Dated:                                  By:
      --------------------------           --------------------------
                                                  (Signature)

                                               (Print Name)



                                      ***



*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION

                                   APPENDIX B



                                Research Program

                                   APPENDIX B

Nanogen - Becton Dickinson Research Program

Summary: This research plan was developed jointly with Becton Dickinson during a series of meetings in ***. The plan covers two general areas: development of Nanogen technology for specific Becton Dickinson applications and at BD cost targets, and the development of Strand Displacement Amplification in the Nanogen electronic chip format. The proposed research funding is for three years contingent upon achievement of project milestones in accordance with the agreement. Current milestones and deliverables are specified at the end *** and ***. As the program professes, milestones and deliverables for later in *** and *** will be developed.

Research management. The Research Management Committee will be responsible for the general management of the research program. The Research Management Committee will consist of 6 members, with three members appointed from each company. The Committee will be responsible for developing and approving project proposals, schedules, budgets, manpower and other resource allocation between the companies, and system and reagent development/manufacturing plans. In addition, the Committee is responsible for conducting periodic design reviews and determining milestone attainment. The Committee will meet on a quarterly basis.

Project Description:

***


*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Assumptions:

***

Project Milestones
RESEARCH MILESTONE I/PROJECT A
December 31, 1997

APEX chips
     ***

Permeation materials and attachment chemistry
     ***

Cartridge and advanced chip design
     ***


*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

     ***

Instrument development
     ***

RESEARCH MILESTONE II/PROJECT A
June 30, 1998

APEX chips
     ***

Permeation materials and attachment chemistry
     ***

Cartridge and advanced chip design
     ***

Instrument development
     ***

*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

 ***

Project Milestones
RESEARCH MILESTONE I/PROJECT B
December 31, 1997

Assumptions:
***

tSDA
***

RESEARCH MILESTONE II/PROJECT B
June 30, 1998
***


*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

                                   APPENDIX C

                             Initial Annual Budget

                                      ***



*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION

                                   EXHIBIT C



                        ADMINISTRATIVE SERVICES AGREEMENT

     THIS ADMINISTRATIVE SERVICES AGREEMENT (The "Agreement") is made and entered into as of the 1st day of October, 1997 between Becton, Dickinson and Company, a New Jersey corporation ("Service Provider"), and The Nanogen/Becton Dickinson Partnership, a Delaware general partnership ("the Partnership"). Service Provider and the Partnership are herein referred to jointly as the "Parties" and individually as "Party".

                                   WITNESSETH:

     WHEREAS, Service Provider and Nanogen, Inc. ("Nanogen") have entered into a Master Agreement dated as of October 1, 1997 (the "Master Agreement") pursuant to which Service Provider and Nanogen have formed a partnership (the "Partnership") pursuant to that certain General Partnership Agreement of even date therewith and herewith between Becton Dickinson Venture LLC, a Delaware limited liability company (the "Becton Partner"), and NanoVenture LLC, a Delaware limited liability company (the "Nanogen Partner") (the "Partnership Agreement"); and

     WHEREAS, the Master Agreement provides that Service Provider and the Partnership shall enter into an agreement relating to certain administrative services to be provided by Service Provider to the Partnership after the Effective Date (as such term is defined in the Master Agreement).

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree as follows:


1. SERVICES.

     1.1 Service Provider agrees to provide to the Partnership the tax, accounting and financial services (the "Services"). The Partnership shall pay for such Services an amount of compensation which shall reflect the "Reimbursable Cost" thereof, as such term is defined below.

     1.2 The Parties understand that, prior to the date of this Agreement, Service Provider may have subcontracted for services in connection with all or any portion of the Services to be provided to the Partnership hereunder. Service Provider reserves the right to continue to subcontract with third parties for Services or enter into new subcontract relationships for any Service; provided, however, that any such subcontracting relationship or services shall not relieve Service Provider of any obligation to provide Services hereunder. Such subcontractors used in connection with Services provided under this Agreement will be charged to the Partnership at actual cost.

     1.3 Unless otherwise agreed by the Parties, it is understood and agreed that a Party shall not provide any services not specifically provided for in this Agreement.

     1.4 As used herein, the term "Reimbursable Cost" shall mean all direct and indirect costs incurred by Service Provider in performing its obligations under this Agreement as determined in accordance with generally accepted accounting principles and the accounting policies described herein and in accordance with the budget agreed to annually by the Parties hereto.

     1.5.1 Such costs shall include without limitation:

                  a.       salaries and wages,
                  b.       payroll taxes,
                  c.       contract labor,
                  d.       fringe benefits,
                  e. expenses incurred in occupying facilities (including leasehold improvements) and equipment related expenses, excluding depreciation and amortization expenses,
                  f.       recruitment and relocation,
                  g.       communications expense,
                  h.       supplies,
                  i.       freight and transportation,
                  j.       training and education,
                  k.       travel expenses,
                  l.       data processing costs,
                  m.       insurance,
                  n.       professional services,
                  o. depreciation and amortization of facilities (including leasehold improvements) and equipment,
                  p. a financing charge for capital acquisitions made by Service Provider for use in performing work under this Agreement,
                  q.       outside purchased services,
                  r. sales and use taxes (including such taxes applicable to the acquisition, use, transfer or deemed transfer of property by
                               Service Provider),
                  s. periodic lease and rental payments under capital or financing leases, and
                  t.       periodic and special reports,


     1.5.2 In determining Reimbursable Costs allocable to this Agreement, Service Provider will employ the following accounting policies:

          a. Capital equipment, facilities and leasehold improvements will be assigned an estimated economic useful life and salvage value, if any, and depreciation and amortization will be computed using the straight-line method. Depreciation and amortization will be allocated to Reimbursable Costs under this Agreement directly or through overhead rates applied to direct labor expense.

          b. Total facilities expenses of Service Provider, excluding leasehold improvement amortization allocated to specific functional areas and net of any sublease revenues, will be allocated to Reimbursable Costs under this Agreement based on the ratio of square footage utilized by or committed to use by direct and indirect personnel engaged in work under this Agreement to the total amount of utilized or committed square footage owned or leased by Service Provider.

          c. General and administrative expenses of Service Provider will be allocated to Reimbursable Costs under this Agreement directly or based on the ratio of total Reimbursable Costs to total operating expenses of Service Provider, excluding (in both instances) general and administrative expenses subject to such allocation.

          d. All other indirect expenses not covered in paragraphs (a) through
     (c) above which are in support of work under this Agreement will be allocated to Reimbursable Costs under this Agreement through overhead rates applied to direct labor expense.

     1.5.3. The term "capital acquisition" as used herein shall mean that portion of capital equipment, leasehold improvements or other property, whenever acquired by Service Provider, which are capitalized on Service Provider's accounting records and which are either: i. purchased directly by Service Provider; ii. financed by Service Provider under a conditional sale contract;
iii. financed by Service Provider through a secured loan; or iv. assets constructed in-house by Service Provider. Assets acquired under capital or financing leases will not be considered capital acquisitions for purposes of this section. With respect to capital acquisitions financed by Service Provider with specific borrowing, the financing charge referred to above will be in the amount and at the time of the actual financing costs incurred by Service Provider. With respect to capital acquisitions not financed by Service Provider with specific borrowing, the financing charge will be based on the prime lending rate in effect from time to time at Citibank, N.A., New York, New York, plus two
(2) percentage points, to the extent permitted by applicable law, applied to Service Provider's net book value. Net book value is defined as the gross capital acquisition value excluding capital acquisitions financed by Service Provider with specific borrowing, less related accumulated depreciation and amortization. The financing charge for each billing period will be prorated to the extent depreciation or amortization of the capital acquisitions has been allocated to work other than work under this Agreement during such period. The financing charge will be calculated monthly based on the net book value at the end of the preceding fiscal month.


2. TERM AND RENEWAL.

     2.1 The term of this Agreement shall commence as of October 1, 1997 and shall expire on September 30, 2000, unless terminated by the Parties as provided herein or conterminously with the dissolution of the Partnership or with the buyout of a Partnership Interest pursuant to Section 7.8 of the Partnership Agreement.

     2.2 The Parties may, upon mutual written agreement, extend the term of this Agreement for additional, successive two (2) year terms. In the event the Partnership desires to renew this Agreement, the Partnership shall provide Service Provider with written notice ("Notice of Renewal") thirty (30) days in advance of the expiration of the Service term, or any renewal term. Service Provider shall respond in writing to the Partnership within fifteen (15) days. Upon mutual agreement of the Parties, this Agreement shall be amended in writing to effect such renewal of Services.

3. COMPENSATION.

     3.1 In consideration for the Services to be performed by Service Provider, the Partnership shall pay to Service Provider the compensation described in
Section 1.1 hereof.

     3.2 Except as otherwise provided in the applicable schedule, invoices for Services provided hereunder shall be rendered in accordance with the Service Provider's current and reasonable practices, and invoiced amounts shall be paid promptly when due. In the event that a dispute arises, the Partnership may either pay the entire amount of the invoice (including the disputed amount) and notify the Service Provider that it disputes the invoice, or return the invoice without payment before the due date. Both parties agree that any such disputes shall be resolved in accordance with the provisions of Article V of the Master Agreement. If resolution is in favor of Service Provider, and if payment has been withheld, a late payment charge may be added to the extent permitted under applicable law, based on the Citibank, N.A., reference rate on the date such payment is made plus two (2) percentage points and computed from the date the original invoice was due to be paid to the date of payment. If the resolution is in favor of the Partnership and payment has been made pending such resolution, the payment or any appropriate adjusted balance thereof shall be returned to the Partnership with interest based on the same calculation as above.

     3.3 Service Provider shall maintain such independent and verifiable books and records as are required to evidence its compliance with the terms of this Agreement.

     3.4 Service Provider shall permit one or more representatives of the Partnership to inspect, at any reasonable time and upon reasonable terms, but no more often than once per quarter, its books and records pertaining to the basis for payments to it for Services pursuant to this Agreement and to its compliance with the provisions of this Agreement for as long as this Agreement is in effect and Services are being provided hereunder.

4. CONFIDENTIALITY.

     4.1 The Parties agree that the terms and provisions of the Confidentiality Agreement (as defined in the Partnership Agreement) shall apply to the terms of this Agreement, and the Parties hereto hereby agree to be bound by the terms and provisions thereof.

5. MISCELLANEOUS.

     5.1 Each party to this Agreement shall be responsible for the fees and expenses incurred by it incidental to the consummation of the transactions contemplated by this Agreement (including, without limitation, fees and disbursements of its attorneys and accountants in connection with their respective services on behalf of each party).

     5.2 Subject to the terms and conditions herein provided, each of the parties shall take, or cause to be taken, such action to execute and deliver, or cause to be executed and delivered, such additional documents and instruments and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable laws to consummate and make effective the transactions contemplated by this Agreement.

     5.3 This Agreement, the Master Agreement (including each agreement the form of which is attached as an exhibit thereto) and the Confidentiality Agreement (as such term is defined in the Partnership Agreement) set forth the entire understanding of the parties with respect to the subject matter hereof and supersede and replace all prior agreements, understandings, writings and discussions between the parties relating to said subject matter. Any and all previous agreements and understandings between the parties regarding the subject matter hereof, whether written or oral, are superseded by this

Agreement. In the event of any conflict between any term or provision of this Agreement and any of the foregoing agreements, the Master Agreement shall control.

     5.4 This Agreement shall not be assignable by Becton or the Partnership, nor shall any obligations hereunder be delegated to a third party, without the other party's prior written consent, which consent shall not be unreasonably withheld or delayed. In the event that Becton or the Partnership, as the case may be, does not respond to a request from the other for consent to an assignment or delegation within fifteen (15) days following written notice requesting such consent, such consent shall be deemed to be granted. In addition, a condition to any assignment or delegation hereunder shall be that the successor in interest expressly agrees in writing to assume the assigning or delegating party's obligations hereunder. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective permitted successors and assigns of the parties. No such assignment shall release the assigning party from its obligations hereunder. Notwithstanding the foregoing, the consent of either party shall not be required in connection with a merger involving the other party or with respect to an assignment of this Agreement in connection with the acquisition, sale of all or substantially all of the assets of the other party, change of control or similar transaction.

     5.5 This Agreement may be amended only by a written instrument executed by the parties hereto. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by any party of any condition or term in any one or more instances shall be construed as a further or continuing waiver of such condition or term or any other condition or term.

     5.6 Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally, by facsimile (upon receipt of appropriate written confirmation) or sent by registered or certified mail, return receipt requested, or by overnight courier service, postage prepaid as follows:

     If to Becton, to:

     Becton Dickinson Microbiology Systems
     7 Loveton Circle
     Sparks, MD 21152
     Attention: President

     With required copies to:

     Becton, Dickinson and Company
     1 Becton Drive
     Franklin Lakes, NJ 07417-1880
     Attention:  General Counsel

     If to the Partnership, to:

     The Nanogen/Becton Dickinson Partnership
     c/o Nanogen, Inc.
     10398 Pacific Center Court
     San Diego, CA 92121
     Attention:  Chief Executive Officer

     With required copies to:

     Nanogen, Inc.
     10398 Pacific Center Court
     San Diego, CA 92121
     Attention:  General Counsel

     and

     Becton, Dickinson and Company
     1 Becton Drive
     Franklin Lakes, NJ 07417-1880
     Attention:  General Counsel

or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so received (in case of personal delivery or overnight courier delivery) or upon refusal to accept delivery of same.

     5.7 This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its choice of laws principles. This Agreement shall be construed and interpreted without application of any principle or rule to the effect that ambiguities are to be construed against the party responsible for drafting the agreement. The headings contained herein are for reference purposes only and shall not in any way affect the meaning of this Agreement.

     5.8 The terms and provisions contained in this Agreement are for the sole benefit of the parties and their successors and assigns, and they shall not be construed as conferring and are not intended to confer any rights on any other persons.

     5.9 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     5.10 If any provision(s) of this Agreement are or become invalid, or are ruled illegal by any court of competent jurisdiction, or are deemed unenforceable under then current applicable law from time to time in effect during the term hereof, it is the intention of the parties hereto that the remainder of this Agreement shall not be affected thereby. It is further the intention of the parties that in lieu of each such provision which is invalid, illegal, or unenforceable, there be substituted or added as part of this Agreement, a provision which shall be as similar as possible in economic and business objectives as intended by the parties to such invalid, illegal, or unenforceable provision, but which shall be valid, legal, and enforceable, and shall be mutually agreed by the parties.

     5.11 Nothing contained in this Agreement shall be deemed to create a partnership between Becton and the Partnership, except as expressly provided in the Partnership Agreement. No party shall be liable for the act of any other party unless such act is expressly authorized in writing by all of the parties hereto.

BECTON, DICKINSON AND COMPANY


By   /s/ Vincent Forlenza
  ---------------------------------
     Name:
          -------------------------
     Title:
           ------------------------


THE NANOGEN/BECTON DICKINSON PARTNERSHIP

By   Becton Dickinson Venture LLC


     By   /s/ Vincent Forlenza
       ---------------------------------
          Name:
               -------------------------
          Title:
                ------------------------


By   NanoVenture LLC

     By   /s/ Howard Birndorf
       ---------------------------------
          Name:   Howard Birndorf
               -------------------------
          Title:  Manager
                ------------------------

                                LICENSE AGREEMENT


      THIS LICENSE AGREEMENT is entered into as of the 1st day of October 1997 by and between BECTON DICKINSON AND COMPANY, a New Jersey corporation, through its Becton Dickinson Microbiology Systems, Division, having a place of business at 7 Loveton Circle, Sparks, Maryland 21152 (hereinafter "Becton") and NANOGEN, INC., a California corporation having its principal office and place of business at 10398 Pacific Center Court, San Diego, California 92121 (hereinafter "Nanogen").

      WHEREAS, Becton and Nanogen are parties to a certain Confidentiality Agreement dated February 6, 1997 as amended; and

      WHEREAS, Becton owns certain patent rights related to its proprietary Strand Displacement Amplification ("SDA") technology; and

      WHEREAS, Nanogen desires to make, have made, use, offer to sell, sell and import certain products which employ Becton's SDA technology or would enable a purchaser to employ Becton's SDA technology in certain applications; and

      WHEREAS, simultaneous with the execution of certain agreements which will establish a joint venture with respective Becton and Nanogen entities as partners thereto, Becton and Nanogen desire to enter into a separate agreement wherein Becton would grant to Nanogen a non-exclusive license to make, have made, use, offer to sell, sell, import certain products which employ Becton's SDA technology or would enable a purchaser to employ Becton's SDA technology in certain applications outside of the field of the joint venture between the Becton and Nanogen partners.

      NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, the parties hereby agree as follows:

      1.    Definitions. As used in this agreement:

      1.1 "Affiliate" shall mean any corporation or other business entity controlled by or in common control of a party. "Control" as used herein means the ownership directly or indirectly of fifty percent (50%) or the maximum interest permitted by local law of the voting stock of a corporation or a fifty percent (50%) or "rata interest in the income of such corporation or other by entity or the ability otherwise of a party to secure that the affairs of such corporation or other business entity are managed in accordance with its wishes.

      1.2 "Agreements" shall mean this agreement and any exhibits, attachments or addenda hereto, and any renewals or extensions of this agreement.

      1.3 "Becton" shall include all of the divisions, subsidiaries and Affiliates of Becton Dickinson and Company.

      1.4   "Effective Date" shall mean October 1, 1997.

      1.5 "Field" shall mean in vitro human genetic testing and in vitro human cancer diagnostics employing electronically addressable oligonucleotide microarrays.

      1.6 "Know-How" shall mean Becton's SDA know-how to practice the Patent Rights in the Field and Becton Intellectual Proper as such term is defined in the Research Agreement as defined in Paragraph 1.11, which is directly related to SDA and is used in the manufacture, use, offer for sale, salt or importation of any Product as such term is defined in the Research Agreement.

      1.7 "Licensed Product(s)" shall mean any assay product which contains reagents used for the practice of a method which is the subject matter of a claim of the Patent Rights.

      1.8 "Net Sales" shall mean the amount billed or invoiced on sales of Licensed Products by Nanogen less:

      (a) Customary trade, quantity or cash discounts and non-affiliated brokers' or agents commissions actually allowed and taken;

      (b) Amounts repaid or credited by reason of rejection, rebate or return; and/or

      (c) To the extent separately stated on purchase orders, invoices or other documents of sales, taxes or duties levies on and/or other governmental charges made as to production, sale, transportation, delivery or use and paid by or on behalf of Nanogen.

      1.9 "Nanogen" shall include all of the divisions, subsidiaries and Affiliates of Nanogen.

      1.10 "Patent Rights" shall mean the U.S. Patents and pending U.S. patent applications listed in Appendix A to this Agreement as amended Tom time to time to include (a) U.S. Patents and pending U.S. patent applications with claims to SDA Inventions (b) Becton Patent Rights as such term is defined in the Research Agreement, as amended from time to time, which are directly related to SDA and are used in the manufacture, use, offer for sale, sale or importation of any Product as such term is defined in the Research Agreement and (c) U.S. Patents and pending U.S. patent applications with claims to SDA Improvements as such term is defined in the Research Agreement, as amended from time to time, and any divisionals, continuations, continuations-in-part, re-examinations, reissues, and all foreign equivalents of any of the foregoing in whole or in part.

      1.11 "Research Agreement" shall mean the Collaborative Research and Development and License Agreement entered into by Becton, Nanogen and the Partnership concurrently with the execution of this Agreement.

      1.12 "ADA Invention(s)" shall mean any patentable and unpatentable inventions, ideas, discoveries, improvements, design rights, semiconductor mask works, trade secrets, know-how and any equivalents thereof which are made, developed, conceived or reduced to practice by Nanogen, or on behalf of Nanogen during the term of this Agreement, while conducting activities in accordance with the license granted herein, and which constitute or employ any improvement(s) related to SDA.

      2.    License Grant.

      2.1 As consideration for fees and royalties to be paid by Nanogen to Becton pursuant to this Agreement, Becton hereby grants to Nanogen a worldwide, non-exclusive license in and to the Patent Rights and Know-How to make, have made, use, offer to sell, sell and import Licensed Products strictly limited for use only in the Field.

      2.2   The non-exclusive license granted to Nanogen in Paragraph 2.1 ***

      3.    Payment and Records.

      3.1   Nanogen shall pay to Becton a royalty of *** of Net Sales.

      3.2 Nanogen shall submit to Becton within sixty (60) days after March 31, June 30, September 30 and December 31 of each calendar year during the term of this Agreement, and upon the expiration or effective termination of this Agreement, reports for the preceding three month period identifying the Net Sales, and


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                                      -3-
the amount of royalty due to Becton together with payment of such royalty amount. If no royalties are due to Becton for any reporting period, the written report shall so state. All royalties due hereunder shall be payable in United States Dollars; provided, however, that if any payment on account of Net Sales is received by Nanogen in any currency other than United States Dollars, such amount shall be converted to United States Dollars at the exchange rate published in the Wall Street Journal on the date of remittance of such payment to Becton.

      3.3 Nanogen shall maintain complete and accurate books of account and records showing all sales of Licensed Products and all NO Sales attributable to such sales. For purposes of verifying the accuracy of the royalties paid by Nanogen pursuant to this Agreement, such books and records shall be open to inspection, during usual business hours, by an independent certified public accountant acceptable to Nanogen. In the event that any such inspection shows any underreporting and underpayment by Nanogen in excess of ten percent ( 10%) for any fiscal year, then Nanogen shall pay the cost of such examination, the amount of any underpaid royalty. Such books and records shall be maintained for at least three full years after each accounting period has ended.

      4. ***. If at any time after the Effective Date, Becton shall grant a non-exclusive license to any unaffiliated third party with respect to the Patent Rights and Know-How, Becton shall promptly provide to Nanogen a complete copy of the third party license agreement on a confidential basis with appropriate redaction to maintain as confidential the identity of such third party. Nanogen shall, within ninety (90) days of the date of receipt of the copy from Becton, ***, effective thirty (30) days after Nanogen notifies Becton, in writing, that
***.

      5.    SDA Inventions.

      5.1 As partial consideration for the license granted by Becton to Nanogen pursuant to this Agreement, Nanogen hereby agrees that all SDA Inventions shall be owned ***.

      5.2 In order to facilitate the provisions of Paragraph 5.1, Nanogen shall promptly notify Becton, in writing, of all SDA Inventions.

      5.3 Nanogen shall, and does hereby, irrevocably grant and assign to Becton ***, in and to any and all SDA Inventions, together with: (a) the right to apply for patents thereon in any and all countries of the world, and (b) the *** any and all applications for patents which may be prepared or filed thereon at Becton's discretion and expense, and in and to any and all of the eventuating patents.

      5.4 Nanogen shall execute and driver to Becton all descriptions, applications, assignments and other documents and instruments


***   CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

necessary or proper to carry out the provisions of this License Agreement without further compensation. Nanogen shall also cooperate with and assist Becton or its nominees in all reasonable ways and at all reasonable times, including, but not limited to, testifying in all legal proceedings, signing all lawful papers and in general performing all lawful acts reasonable, necessary or proper, to aid Becton in obtaining, maintaining, defending and enforcing all lawful patent, trade secret, know-how and the like related to SDA Inventions in the United States and elsewhere; and Nanogen shall maintain all information and communications related thereto in confidence.

      6. Licensed Product Marking. Nanogen shall mark all Licensed Products made, used, offered for sale, sold or imported into the United States with applicable United States Patent numbers in accordance with United States Patent Laws. Nanogen shall also mark all Licensed Products made, used, offered for sale, sold or imported into any other country with applicable patent numbers in accordance with such country's patent law.

      7.    Maintenance and Enforcement of Patent Rights.

      7.1 Nanogen shall notify Becton promptly in writing if Nanogen becomes aware of any infringement or suspected infringement of any Patent Right by an unlicensed party.

      7.2 In the event of infringement of any Patent Right by an unlicensed party, Beckon shall have the right, but not the obligation, to institute and pursue legal proceedings at its own discretion and expense, and shall retain all proceeds recovered, in settlement or through a judgment, in all such proceedings.

      8.    Defense of Patent Infringement Actions.

      8.1 Nanogen shall give Becton prompt written notice of each claim or allegation thee Nanogen's use of SDA in the manufacture, use, offer for sale, sale or importation of a Licensed Produce constitutes an infringement of *** ("Alleged Infringing Activity").

      8.2 If such claim or allegation referenced in Paragraph 8.1 is (a) the first claim or allegation against Becton, or any other party which has a license in and to the Patent Rights and/or Know-How from Becton, that the use of SDA in the manufacture, use, offer for sale, sale or importation of any product or service constitutes an infringement of *** and (b) Nanogen's Alleged Infringing Activity is the use of SDA as claimed in any issued patents of the Patent Rights listed in the original unamended Appendix A, then Becton shall conduct the defense of any action instituted against Nanogen based on such claim or allegation.


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                                      -5-

      8.3 If Becton conducts such defense pursuant to Paragraph 8.2, then Becton shall also have the right, but not the obligation in its sole discretion, to approve, beforehand, in writing, any proposed settlement by Nanogen of any such action.

      8.4 All attorney's fees and disbursements related thereto incurred in any suchdefense or settlement pursuant to Paragraph 8.2 or Paragraph 8.3 shall be split evenly by Nanogen and Becton, provided, however, that any and all damages and any other expenses of any other type or kind whatsoever which may be assessed for infringement, and any and all enhanced damages, induding, but not limited to multiples of assessed damages, punitive damages, costs and attorney's fees of the party asserting the claim of infringement shall be the sole responsibility of, and paid by, Nanogen.

      8.5 During the time period that Becton conducts any such defense pursuant to Paragraph 8.2, Nanogen shall deposit all accrued royalties payable to Becton under this Agreement in an interest bearing escrow account. If, after defense or settlement of any such action, Nanogen is not prohibited, contractually or by court order, from making, using, offering for sale, soling or importing Licensed Products, then Nanogen shall promptly pay to Becton all such escrowed royalties and all interest accrued for such escrowed royalties.

      8.6 In the event that following conclusion of the defense or settlement of any such action, Nanogen is required to enter into a royalty-bearing license agreement pursuant to which Nanogen receives a license in and to *** to make, have made, use, offer to sell, sell and import Licensed Products, and such royalty is *** or greater of Net Sales of Licensed Products, then the prospective royalty payable by Nanogen to Becton pursuant to Paragraph 3.1 of this Agreement shall be reduced to *** of Net Sales as of the date of last signature to such royalty-bearing license agreement.

      9.    Term and Termination.

      9.1 This Agreement shall remain in effect for a period ending: (a) on the expiration date of the last to expire of the Patent Rights; (b) on the date on which all of the Patent Rights have been finally adjudicated to be invalid and/or unenforceable; or (c) on the date of termination of this Agreement in accordance with Paragraph 9.2 or Paragraph 9.3, whichever occurs sooner.

      9.2 Prior to expiration or termination of this Agreement by any of the occurrences specified in Paragraph 9.1 (a) or (b), Nanogan may, at any time, without cause, terminate this Agreement upon sixty (60) days prior written notice to Becton.


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                                      -6-

      9.3 This Agreement may also be terminated by either party upon default or breach of a material obligation or condition by the other, such termination being effective sixty (60) days after receipt by the alleged tefauldog or breaching party of written nodee of such termination under this Paragraph specifying the default or breach; provided, however, that if the default or breach is cured or shown to be non-existent within the sixty (60) day period after receipt of written notice, the notice shall be deemed automatically withdrawn and of no effect If the pardes do not agree on whether a default or breach is of a Material obligation or condition, then the parties shall resolve such a dispute in accordance with Paragraphs 13.1, 13.2, 13.3 and 13.4 of this Agreement, and no termination shall occur.

      9.4 In the event that either party shall make an assignment for the benefit of creditors; voluntarily or involuntarily file a petition for bankruptcy or reorganization. or substantially discontinue its business with respect to this Agreement, the ether party shall have the right to terminate this Agreement effective immediately upon written notice, but without prejudice to any other rights of either party.

      9.5 Following termination of this Agreement under Paragraph 9.2, Paragraph 9.3 or Paragraph 9.4, Nanogen shall have the right for *** to sell all Licensed Products on hand at the time of termination so long as the royalties from such sales due Becton are paid to and statements rendered to Becton with respect to such sales of Licensed Products when due in accordance with this Agreement.

      9.6 Upon termination, the parties hereto will have no further obligations to each other except for those obligations pursuant to Paragraphs 3.3, 5.1, 5.2, 5.3, 5.4, 9.5 and 12 of this Agreement which shall survive termination.

      10.   Representations and Warranties.

      10.1 Becton hereby represents and warrants to Nanogen that it is the owner of the entire right, title ant interest to the Patent Rights ant Know-How and that it has full authority and power to enter into this Agreement and to grant the rights and license specified herein that it has secured any and all necessary approvals, permits or consents teemed necessary or advisable for the consummation of the transactions contemplated hereby and that upon execution by Becton and Nanogen this Agreement shall immediately be a valid and binding obligation of Nanogen enforceable in accordance with its terms.

      10.2 Nanogen hereby represents ant warrants to Becton that it has full authority and power to enter into this Agreement, that it has secured any ant all necessary approvals, permits or consents deemed necessary or advisable for the consummation of the transactions contemplated hereby and that upon execution by

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                                      -7-

Becton and Nanogen this Agreement shall immediately be a valid and binding obligation of Nanogen enforceable in accordance with its terms.

      11. Notices. Any notice, request, instruction or other document to be given hereunder shall be deemed validly given, if in writing and delivered personally, by overnight courier, or sent by U.S. certified mail, postage prepaid, return receipt requested, as follows:

      If to Nanogen:

              Nanogen Inc.
              10398 Pacific Center Court
              San Diego, California 92121
              Attn: Chief Executive Officer
              facsimile - (619) S46-7717

      with a copy to:

              Nanogen Inc.
              10398 Pacific Center Court
              San Diego, California 92121
              Attn: General Counsel
              facsimile - (619) 546-7717

      and if to Becton:

              Becton Dickinson Microbiology Systems
              7 Loveton Circle
              Sparks, Maryland 21152
              Attn: Vice President, Licensing & Patents facsimile- (410) 316-4991 with a copy to:

              Becton Dickinson and Company
              1 Becton Drive
              Franklin Lakes, New Jersey 07417
              Attention: Chief Patent and Licensing Counsel facsimile - (201) 848-9228

      Alternatively, notices and other communications may be sent by facsimile transmission with a confirmation copy sent by one of the forms of delivery set forth above. All notices and other communications shall be deemed delivered on the date of actual receipt.

      12. Confidentiality and Non-disclosure. That certain Confidentiality Agreement between Becton and Nanogen dated February 6, 1997 as amended shall remain in full force and effect, except that the terms "Becton Informationn, ~Nanogen Information" and "Information" shall include information provided pursuant to this Agreement, including, but not limited to, all terms and provisions of this Agreement and all Appendices hereto, and the "Stated Purpose" shall include activities contemplated by this Agreement.

      13.   Dispute Resolution.

      13.1 Except as otherwise set forth in this Agreement, the parties shall attempt in good faith to resolve any dispute arising out of or related to this Agreement, including but not limited to any claim of breach, termination or invalidity, promptly by negotiations between the Chief Executive Officer of Nanogen and the President of Becton Dickinson Microbiology Systems or other executives of the parties who have authority to settle the dispute. Either party may give the other party written notice of any dispute not resolved in the normal course of business. Within twenty (20) days after delivery of such notice, executives of both parties shall discuss by telephone or meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information, and to attempt to resolve the dispute. If the matter has not been resolved within forty (40) days of the disputing party s notice, the matter shall be referred to the Board of Directors of Nanogen and to such executive officer of Bccton knowledgeable of the subject matter thereof as the Chief Executive Officer of Becton in his discretion shall nominate for further consideration in an attempt to resolve the matter. If a negotiator intends to be accompanied at a meeting by an attomey, the other negotiator shall be given at least three (3) working days' notice of such intention, and may also be accompanied by an afforney. All negotiations pursuant to Paragraph 13.1 and pursuant to Paragraph 13.2 are confidential and shall be treated as compromise and settlement negotiations for the purposes of the Federal Rules of Evidence and any state rules of evidence.

      13.2  If a matter has not been resolved under the procedures set forth in

Paragraph 13.1 above within sixty (60) days of the disputing Party's notice, or if the parties fail to discuss or meet within twenty (20) days, then within ten
(10) days thereafter, either party may, but shall not be obligated to, initiate nonbinding mediatdon of the controversy or claim under the Center for Public Resources Model ADR Procedures for Mediation of Business Disputes (the HCPR Proceduresn). Once the mediation is initiated by one party, the other party agrees to participate in and conduct mediation in accordance with the CPR Procedures in good faith and not pursue other legal remedies while such mediation is proceeding. If neither party initiates mediation within the ten
(10)
day period, or if the dispute has not been resolved by such mediation within sixty (60) days following initiation of mediation, either party may pursue all remedies available.

      13.3 All applicable statutes of limitations and defenses based on the passage of time shall be tolled while the negotiation and mediation procedures set forth in Paragraphs 13.1 and 13.2 are pending. The parties will take such action, if any, as may be reasonably required to effectuate such tolling.

      13.4 Notwithstanding the foregoing, the remedy at law for any breach of the provisions of this Agreement may be inadequate, and, accordingly, an aggrieved party seeking equitable relief or remedies for such a breach shall have the right and is hereby granted the privilege, in addition to all other remedies at law or in equity, to proceed directly in a court of competent jurisdiction to seek temporary or preliminary equitable relief.

      14.   Miscellaneous.

      14.1 This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes and replaces all prior agreements, understandings, writings and discussions between the parties relating to said subject matter. No change or amendment hereof shall be effective unless in writing and signed by the parties. Any and all previous agreements and understandings between the parties regarding the subject matter hereof, whether written or oral, arc superseded by this Agreement.

      14.2 Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof, but only by a written instrument executed by such party or a duly authorized officer of any such party hereto.

      14.3 This Agreement shall not be assignable by Nanogen without Becton's prior written consent. Notwithstanding the foregoing, if notified in writing by Nanogen of a party to which Nanogen desires to assign this Agreement in conjunction with a sale of all or substantially all of the assets of Nanogen, and such other party requires a license from Becton to conduct for itself certain of those assets to be acquired from Nanogen, *** for the same Field as this Agreement.

      14.4 This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

      14.5 The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties

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                                      -10-
and their successors and permitted assigns, and they shalt not be construed as conferring and are not intended to confer any rights on any other persons.

      14.6 All section headings and the use of a particular gender are for convenience only and shall in no way modify or restrict any of the terms or provisions hereof.

      14.7 This Agreement may be executed in two counterparts, each of which shalt be deemed an original, and each of the parties may become a party hereto by executing a counterpart hereof This Agreement and any counterpart so executed shall be deemed to be one and the same instrument.

      14.8 If any provision of this Agreement or application thereof to anyone or under any circumstance is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application and shaft not invalidate or render unenforceable such provision in any other jurisdiction.

      14.9 Nothing contained in this Agreement shall be deemed to create a partnership between Becton and Nanogen neither party shall be liable for the act of the other party unless such act is expressly authorized in writing by all of the other party.

      14.10 This Agreement shall be interpreted in accordance with the laws of the State of Delaware. This Agreement shall be construed and interpreted without application of any principle or rule to the effect that ambiguities are to be construed against the party responsible for drafting the agreement.

      IN WITNESS WHEREOF, the parties have executed this Agreement through duly authorized representatives as of the date first above written.

NANOGEN, INC.                          BECTON DICKINSON AND COMPANY


By  /s/ Howard C. Birndorf             By  /s/ Vincent A. Forlenza
   -------------------------------        --------------------------------
           Howard C. Birndorf                    Vincent A. Forlenza
                   CEO                                 President,
                                                BD Microbiology Systems

Date   10-7-97                         Date  10-7-97
     -----------------------------          ------------------------------

                                   APPENDIX A

                      U.S. PATENTS AND PATENT APPLICATIONS



1.    U.S. Patent No. 5,270,184, entitled Nucleic Target Generation"

2. U.S. Patent No. 5,422,252, entitled "Simultaneous Amplification of Multiple Targets"

3.    U.S. Patent No. 5,455,166, entitled Strand Displacement Amplification"

4. U.S. Patent No. 5,536,649, entitled Decontamination of Nucleic Acid Amplification Reactions"

5. U.S. Patent No. 5,648,211, entitled Strand Displacement Amplification Using Thermophilic Enzymes

6.    U.S. Patent Application Serial No. ***

7.    U.S. Patent Application Serial No. ***

8.    U.S. Patent Application Serial No. ***

9.    U.S. Patent Application Serial No. ***


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                                      -12-

                                           Becton Dickinson and Company
                                           1 Becton Drive
                                           Franklin Lakes, New Jersey 07417-1880
                                           (201) 87-6800


   BECTON

DICKINSON



                                 October 1, 1997



VIA OVERNIGHT MAIL


Mr. Howard C. Birndorf
Chairman and Chief Executive Officer
Nanogen, Inc.
10398 Pacific Center Court
San Diego, California 92121


      Re:   ***


Dear Howard:

      This letter will summarize the approach we have discussed regarding the contemplated acquisition by our proposed general Partnership (the "Partnership") of the assets of *** and certain intellectual property rights of ***. It is our mutual intention that the Partnership would acquire both the *** assets (as described in Nanogen's letter to *** dated May 13, 1997, a copy of which is attached hereto), and the *** intellectual property rights in question (as described in our joint letter to *** dated August 13, 1997, a copy of which is also attached hereto). The basis upon which the Partnership would acquire the *** assets and the *** intellectual property is generally as follows:

      1. The purchase price for the *** assets, based upon the May 13 letter, would be up to an aggregate maximum of $***; and




***CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Mr. Howard C. Birndorf
October 1, 1997
Page 2


      2. Acquisition of the *** intellectual property rights would encompass an aggregate ***, for which the Partnership would be responsible).

      3. In the event that the acquisition by the Partnership of the *** assets and the *** intellectual property rights is ultimately agreed upon by Becton, Nanogen and the respective parties, it is intended that Becton and Nanogen each would contribute to the Partnership *** of the *** of the purchase price payable at the closing for the *** assets, and the *** for the *** intellectual property rights. Subject to approval of the proposed transactions and agreement as to all applicable terms and conditions, Becton would lend to Nanogen not more than ***, representing Nanogen's contribution toward the aggregate *** outlay *** for the two transactions (the "Loan"), on the following basic terms:

      (a) The Loan would be evidenced by a Promissory Note with a term of not greater than *** (as more fully discussed below), bearing interest at the rate of *** per annum, in a form to be mutually agreed upon.

      (b) The entire outstanding principal balance of the Loan, together with accumulated interest thereon, would be payable on the sooner to occur of the second anniversary of the Loan or upon the consummation by Nanogen of an iniital public offering (the "IPO") of Nanoen's common stock (the "Common Stock"). In the event of Nanogen's consummation of an IPO prior to the second anniversary date, uponNanogen's consummation of the IPO: (i) the accumulated interest would be payable in full; and (ii) Becton would convert the entire outstanding principal balance of the Loan into such number of shars of the Common Stock as would result from dividing the outstanding principal balance of the Loan by the per-share price of the Common Stock in the IPO. Becton would have the right to demand that Nanogen file a registration statement covering the Common Stock to be effective no earlier than six (6) months following the closing of the IPO. In the event that such demand registration were filed prior to one (1) year following the closing of the IPO, Becton and Nanogen would split the costs of the registration, other than underwriting discounts and commissions, which would be paid by Becton. If such registration statement were filed thereafter, Nanogen would bear all costs of the registration, other than underwriting discounts and commissions, which would be paid by Becton. The registration rights would otherwise be on customary terms and conditions.

      4. If the Partnership were to so determine, the Partnership would contract with Becton on terms to be negotiated to manufacture, market and sell the *** products for the Partnership.




***CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Mr. Howard C. Birndorf
October 1, 1997
Page 3


      5. As part of these transactions, consistent with our mutual goal of allowig the fullest possible exploitation by the parties of the *** and *** intellectual property, the Partnership would conconcurrently confer upon each of Becton and Nanogen rights in such intellectual property as would not conflict with the Partnership's activities on arm's-length terms and conditions to be agreed upon.

      This letter solely describes the intentions of the parties subject to completion of all the matters contemplated in this letter, and does not purport to contain all terms and conditions pertaining thereto. Accordingly, neither party shall be legally obligatd with respect to this series of transactions unless, and until, the Partnership is created, all requisite corporate and other approvals have bene procured with respect to the transactions contemplated hereby, and definitive agreements covering all of the foreoing matters have been eecuted and delivered by all parties thereto.

      This letter, including the contents hereof, is also subject to th eprovisions of our Confidentiality Agreement dated February 5, 1997, as amended.

      Please signify that this letter correctly describes our intentions by countersigning and dating the enclosed copy and returning it to the attention of Dean J. Paranicas in our Law Department. We look forward to proceeding with these transactions.

                                      Sincerely,

                                      /s/ Vincent A. Forlenza

                                      Vincent A. Forlenza
                                      President - Worldwide Microbiology Systems

AGREED TO:

NANOGEN, INC.


By:  /s/ Howard C. Birndorf
    ----------------------------------------------
         Howard C. Birndorf
         Chairman and Chief Executive Officer

Dated:   10-7-97
       -------------------------------------------


***   CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Mr. Howard C. Birndorf
October 1, 1997
Page 4


cc:  David A. Hahn, Esq.
     Dean J. Paranicas, Esq.
     Caroline Popper, M.D.
     Thomas E. Sparks, Jr. Esq.

[Nanogen Letterhead]

HARRY J. LEONHARDT, ESQ.
General Counsel, Vice President and Secretary

May 13, 1997


                             Via Fax (619) 452-6753


***, Ph.D.
President
***
***
San Diego, California 92121

      RE:   ***

Dear Mr. ***:

      The purpose of this Letter of Intent is to set forth the basic aspects upon which we would be interested in negotiating with you for the acquisition of all the assets of ***. This Letter hereby supersedes all prior agreements and understandings between the parties, and supersedes specificially, the May 6, 1997 Letter of Intent.

      (1) Subject to the results of our Due Diligence (hereainfter defined) and upon the execution of the Contemplated Agreement (hereinafter defined), the purchase price to be paid for the assets of the COMPANY would be between *** in a combination of (a minimum of) *** in cash and the balance in stock from either or both Nanogen, Inc. (hereinafter "Nanogen") and a publicly traded third party company (hereinafter "THIRD PARTY"), the precise allocation of which is subject to agreement between the parties ("the Purchase Price") from the following three options to be decided by Nanogen:

      Option 1 - *** in cash and *** in Nanogen voting stock (total consideration ***;

      Option 2 - *** in cash, *** in Nanogen voting stock and *** in THIRD PARTY stock (or cash) (total consideration ***); or

      Option 3 - *** in cash, *** in THIRD PARTY stock (or cash, or combination of cash and stock to be agreed) (total consideration ***).

      The valuation of the NANOGEN stock and THIRD PARTY stock contemplated in Options 1, 2 and 3 above shall be established based upon, and at the time of, the Initial


***   CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

***
May 13, 1997
Page B


Public Offering ("IPO") of NANOGEN stock. If NANOGEN selects the allocation set forth in either Option 1 or Option 2 and NANOGEN does not conclude an IPO within eighteen (18) months from the date of this Letter of Intent, then NANOGEN agrees to purchase back from COMPANY the NANOGEN stock provided as part of the Purchase Price as follows: If Option 1, NANOGEN shall purchase back the *** in NANOGEN stock for ***. If Option 2, NANOGEN shall purchase pack the *** in NANOGEN stock for ***. To the extent possible, the parties intend, and shall endeavor, to structure the Contemplated Agreement as a "reorganization" pursuant to Internal Revenue Code Section 368(a)(1)(A).

      (2) Subject to obtaining final and formal approval ofo the proposed transaction (including definitive documentation) by the Board of Directors of NANOGEN, and, if necessary, the Board of Directors of THIRD PARTY, the acquisition of the assets of COMPANY would be formalized by means of a definitive written agreement to be executed and delivered by the parties hereto, or by entities designated by them ("the Contemplated Agreement").

      (3) As soon as practicable after the execution of this Letter of Intent, NANOGEN and, to the extent required, THIRD PARTY and their respective representatives and agents shall be permitted to make a full and complete investigation of the assets, propoerties, business affairs and legal and financial condition of the COMPANY ("the Due Diligence"). The parties hereby acknowledge that the temrs and conditions of the Confidential Disclosure Agreement between the parties, dated October 30, 1996 shall continue in full force and effect in accordance with the terms thereof. Access to the premises and personnel of COMPANY shall be made during business hours, with prior notice, and under the reasonable instructions received from *** in order to ensure that the execution of the Due Diligence activities does not alter the normal operations of the COMPANY.

      (4) Prior to the Expiration Date, as defined in paragraph 8 below, the COMPANY will operate its business in the ordinary course and shall notify NANOGEN in writing of any development, event or condition outside of the ordinary course of business.

      (5) Prior to the Expiration Date, as defined in paragraph 8 below, neither the COMPANY nor any of its officers, directors, shareholders, employees or agents shall (a) sell any of its assets, other than in the ordinary course of busines, or sell any of the stock of COMPANY during this period, or (b) otherwise encumber in any way the ability of COMPANY and/or NANOGEN to enter into and /or consummate the Contemplated Agreement. In compensation for the above, NANOGEN will make a one-time, non-refundable payment of *** to COMPANY which will be credited toward the Purchase Price


***   CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

***
May 13, 1997
Page B


if a Contemplated Agreement is concluded. This payment will be made to the Company upon the signing of this Letter.

      (6) None of the parties hereto will make any public announcement of any transaction contemplated hereby without the written consent of the other party.

      (7) Each of the parties shall bear its own expenses in connection with this Letter of Intent and in connection with the execution of any Contemplated Agreement.

      (8) This Letter of Intent shall expire on September 15, 1997 (the "Expiration Date"). Should the Contemplated Agreement not have been executed and delivered before the Expiration Date, any and all agreements contained in this Letter of Intent, with the exception of the confidentiality obligations referred to in paragraph (3), shall be automatically terminated.

      (9) This Letter of Intent does not constitute or create a binding agreement (except for the agreements set forth in paragraphs 3, 4, 5, 6 and 7) and does not indicate that an agreement exists with respect to the Contemplated Agreement. This Letter of Intent only reflects our present understanding with respect to the discussions we have had regarding certain proposed terms and conditions of a Contemplated Agreement.

      (10) The parties agree that any and all legal rights and obligations between the parites to the Contemplated Agreement (other than the provisions enumerated in paragraph 9 above) will arise and come into existence only when th eContemplated Agreement is executed and deliverd by the parties thereto and only in accordance with the terms and conditions of the Contemplated Agreement.

      (11) This Letter of Intent shall be construed in accordance with the laws of the State of California.


***   CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

***
May 13, 1997
Page B


      If this Letter of Intent correctly sets forth your understanding of our mutual intentions with respect to the Contemplated Agreement, please execute the enclosed copyof this Letter and return it to my attention.

                                  Very truly yours,

                                  /s/ Harry J. Leonhardt

                                  Harry J. Leonhardt, Esq.
                                  General Counsel, Vice President and Secretary

HJL/dz

***

/s/ ***
----------------------------------
***, Ph.D.
President


***   CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

***
August 13, 1997
Page B


[Nanogen Letterhead]

HARRY J. LEONHARDT, ESQ.
General Counsel, Vice President and Secretary

August 13, 1997


                               VIA FEDERAL EXPRESS


***
Managing Director
***


      RE:   Offer Letter


                                  CONFIDENTIAL

Dear Peter:

      As a follow-up to our June 20 meeting in London among Nanogen, Inc. ("Nanogen"), Becton Dickinson and Company ("B-D"), *** and Caroline Popper's subsequent meeting and discussions with representatives of *** in Japan, I have prepared this offer letter ("Offer Letter") which sets forth the basic aspects upon which Nanogen and B-D would be interested in acquiring certain rights from *** to certain patent families and related agreements (collectively "the Assets") as set forth on Appendix A. The terms of th eoffer are as follows:

      (1) In exchange for the unrestricted assignment of all rights to the Assets, Nanogen and B-D shall pay, collectively, to *** the following consideration:

                                      ***

      (2) The parties agree that the above consideration, to the extent due and payable, shall be paid directly to ** hereby represent and warrant that they have agreed upon terms by which the financial consideration recited in Paragraph 1(a), (b) and (c) shall be divided among them. Both *** upon acceptance and acknowledgment of the terms and conditions of this Offer Letter, hereby forever release, indemnify and hold harmless both Nanogen and B-D for any losses or damages (including, without limitation, attorneys fees), relating to or arising from any disputes, claims, disagreements, lawsuits or controversies between them regarding the manner in which the recited consideration is allocated between
***.


***   CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Dr. ***
August 13, 1997
Page B


      (3) Subsequent to obtaining final and formal approval of the proposed transaction (including definitive documentation) by the Board of Directors of Nanogen and, if necessary, the Board of Directors of B-D, the acquisition of the Assets would be formalized by means of a definitive written agreement(s) to be executed and delivered to the parties hereto, or by entities designated by them ("the Contemplated Agreement").

      (4) At all times prior to the Closing Date, *** will continue to operate its business relating to the Assets in the ordinary course and will not in any way alter, change or otherwise affect the Assets or *** rights and in to the Assets. In the event any development arises which impacts or affects the Assets or *** rights in and to the Assets in any way prior to the closing date, as defined below, *** shall promptly notify Nanogen and B-D in writing. Notwithstanding the foregoing, *** will continue to pursue the foreign patent filings and continue to diligently prosecute applications for all patent families recited in Paragraph 1 above in the ordinary course and pay all application and maintenance fees and prosecution expenses. Furthermore, *** will continue to fulfill all obligations and responsibilities relating to or arising from all *** agreements relating to the patent families recited in Paragraph 1 above.

      (5) Execution of the Contemplated Agreement shall be subject to the completion of certain closing conditions ("Conditions of Closing") as hereinafter set forth. It is the intention of the parties that the completion of all Conditions of Closing and the execution of the Contemplated Agreement(s) shall occur on or before October 1, 1997 ("the Closing Date").

      (6) Prior to the Closing Date, neither *** nor any of its officers, directors, shareholders, employees or agents shall sell, mortgage or otherwise encumber any of the Assets, or otherwise encumber in any way the ability of *** and/or Nanogen and/or B-D to enter into or consummate any Contemplated Agreement.

      (7) As a Condition of Closing, *** shall provide Nanogen and B-D on or before August 20 with a report detailing the countries in which each application has bene or will be filed and the current status of prosecution of each case in each country.

     (8) *** shall be responsible for all legal, administrative and maintenance expenses associated with the continuing prosecution, foreign filing, and maintenance of the subject patent applications and for all services rendered in connection with the Assets up the effective date of the Contemplated Agreement.

     (9) Upon the effective date of the Contemplated Agreement, responsibility for prosecution of the subject patent applications shall shift to Nanogen and B-D. Nanogen and B-D shall thereafter be responsible for payment of expenses for all legal, administrative and maintenance services in connection with the subject patent applications rendered after the effective date of the Contemplated Agreement. For the avoidance of doubt, neither Nanogen nor B-D shall be responsible for any expenses associated with ***, ***, which are assigned to ***.

    (10) *** represents and warrants that it has obtained all necessary consents from third parties to assign all rights in and to the Assets to Nanogen and B-D. As a Condition of Closing, *** shall deliver to Nanogen and B-D all such consents in form and content acceptable to Nanogen and B-D. *** shall, at no cost, assist Nanogen and B-D and cooperate in all reasonable respects, including signing all documents necessary or desirable in order to effect the transfer and assignment of all rights in and to the Assets to Nanogen and B-D.

    (11) As a Condition of Closing, Nanogen and B-D shall have reached agreement with *** on mutually acceptable licensing terms respecting the *** and related rights licensed by *** to ***. *** shall deliver to Nanogen and B-D a written statement which outlines the extent to which the exclusive option to secure certain license rights (with the right to grant third party sublicenses) granted to *** as reflect in the July 31, 1996 letter from *** to *** remains operative. *** position during our discussions has been that *** no longer has any option rights as recited in paragraph 1 of that letter. As a Condition of Closing, both *** and ***, shall represent and warrant that there are no outstanding disputes or controversies between them relating to any *** Agreement or letter of intent including, without limitation, the March 21, 1996 Letter of Intent and the July 31, 1996 letter from ***. The Contemplated Agreement shall contain an indemnification clause whereby *** on behalf of itself and its affiliates, indemnifies and holds harmless both Nanogen and B-D against any losses or damages (including, without limitation, attorneys fees) relating to or arising from any disputes, claims, disagreements, lawsuits or controversies between *** and either Nanogen or B-D regarding



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
***
August 13, 1997
Page Four


any agreement, letter of intent or understanding between SGL and Sosei. As a further Condition of Closing, Sosei must agree to sign a covenant not to sue for the benefit of Nanogen and B-D.

     (12) As a Condition of Closing, the parties to the October 10, 1996 Deed Agreement ("the Deed Agreement") among *** have agreed to cause and shall cause said Deed Agreement to terminate in all respects. Nanogen and B-D shall arrange to commence discussions with *** regarding a possible consulting arrangement. As a further Condition of Closing, Nanogen and *** shall have reached agreement on mutually acceptable terms to a consulting agreement whereby *** and/or others from *** shall provide consulting services to Nanogen.

     (13) The terms of this Offer Letter and the fact that an offer has been made shall be maintained in confidence. None of the parties hereto will make any public announcement of any transaction contemplated hereby without the written consent of the other party. The parties may wish to make an announcement upon the execution of a Contemplated Agreement in form and content to be agreed.

     (14) The Contemplated Agreement shall contain an indemnification clause whereby *** and ***, on behalf of themselves and their affiliates, indemnify and hold harmless both Nanogen and B-D against any losses or damages (including, without limitation, attorneys fees) relating to or arising from any disputes, claims, disagreements, lawsuits or controversies between Nanogen or B-D and any third party regarding the Assets. ***, on behalf of themselves and their affiliates, will also sign a covenant not to sue for the benefit of Nanogen and B-D.

     (15) Each of the parties shall bear its own expenses in connection with this Offer Letter and in connection with the preparation and execution of any Contemplated Agreement.

     (16) Unless otherwise agreed between the parties in writing, should the Contemplated Agreement not have been executed and delivered before the Closing Date, any and all agreements contained in this Offer Letter, with the exception of those obligations referred to in Paragraphs 13, 15, 17 and 18 shall be automatically terminated.

     (17) This Offer Letter does not constitute or create a binding agreement (except to the extent set forth in Paragraph 16 above) and does not indicate that an agreement exists with respect to the Contemplated Agreement. This Offer Letter only reflects our present understanding with respect to the discussions we have had regarding certain proposed terms and conditions of a Contemplated Agreement.

     (18) The parties agree that any and all legal rights and obligations between the parties to the Contemplated Agreement will arise and come into existence only when the Contemplated Agreement is executed and delivered by the parties thereto and only in accordance with the terms and conditions of the Contemplated Agreement.


*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Dr. ***
August 13, 1997
Page Five



     (19) This Offer Letter and any Contemplated Agreement shall be construed in accordance with the laws of the State of California.

     (20) All parties hereto possess the requisite corporate authority to sign this Offer Letter and to enter into any Contemplated Agreement contemplated hereby.

     Please signify your acceptance of the above terms and conditions by executing the enclosed copy of this Offer Letter. Please have the Offer Letter acknowledged by P&B Consulting and return it to my attention. We can then commence preparation of the Contemplated Agreement.



                                   Very truly yours,




                                   /s/ HARRY J. LEONHARDT
                                   -----------------------------------
                                   Harry J. Leonhardt, Esq.
                                   Vice President, General Counsel and
                                   Secretary, Nanogen, Inc.



                                   /s/ VINCENT A. FORLENZA
                                   ------------------------------------
                                   Vincent A. Forlenza
                                   President, Becton Dickinson
                                   Microbiology Systems




HJL//dz
Enclosures



cc:  Howard C. Birndorf
     Vincent A. Forlenza
     Caroline Popper, M.D., MPH
     Dean Paranicas, Esq.
     David Highet, Esq.


*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Dr. ***
August 13, 1997
Page Six




AGREED AND ACCEPTED BY:

            ***
---------------------------


By:
   ------------------------
   Dr. ***
   Managing Director




P&B LIMITED
-----------

By:
   ------------------------
   Dr. Ronald Pethig

*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

                                      ***


Patent Applications as at 03 April 1997

1.      ***



        Patent Number                                   Description
--------------------------------------------------------------------------------
                                      ***



*** FIVE PAGES OF CONFIDENTIAL PATENT APPLICATION MATERIAL REDACTED AND FILED
    SEPARATELY WITH THE COMMISSION.

                                   EXHIBIT F

                             OFFICER'S CERTIFICATE

        The undersigned, [Name], [Title] of [Name of Party], a Delaware ____________ (the "Company"), in his official capacity on behalf of the Company does hereby certify that:

        1. Attached hereto as Exhibit A is a complete, true and correct copy of the Certificate of [Incorporation][Formation] of the Company as in full force and effect on the date hereof.

        2. Attached hereby as Exhibit B is a complete, true and correct copy of the [By-laws][Operating Agreement] of the Company, as in full force and effect on the date hereof.

        3. Attached hereto as Exhibit C are complete, true and correct copies of resolutions duly adopted by the Company's [Board of Directors][sole member] on ________________________________; said resolutions have not been modified or rescinded since their adoption and are in full force and effect on the date hereof; said resolutions are the only resolutions adopted by the [Board of Directors or any committees][sole member] thereof relating to the execution and delivery by the Company of the [Master Agreement][General Partnership Agreement] between the Company and [Name of other party or parties] and the transactions contemplated thereby. No action has been taken nor is any such action necessary by the Company's stockholders in connection therewith.

        4. Each of the following persons has been duly and validly elected to, and on the date hereof holds, the office indicated opposite his name, and the signature opposite the name and title of each person is his true and genuine signature.

Name                    Office                  Signature
----                    ------                  ---------

                                                --------------------------------

                                                --------------------------------

                                                --------------------------------

        IN WITNESS WHEREOF, I have affixed my signature this _____ day of September, 1997.